                                                                     Exhibit 4.1

         THIS CREDIT AGREEMENT dated as of October 1, 1993 by and among SAVANNAH FOODS & INDUSTRIES, INC., a Delaware corporation (the "Borrower"), each of the financial institutions initially a signatory hereto together with those assignees pursuant to Section 10.5 and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, as Documentation Agent.

         WHEREAS, the parties hereto severally desire to make available to the Borrower certain financial accommodations on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         Section 1.1. Definitions. In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

         "Absolute Interest Rate" has the meaning set forth in Section 2.2(c).

         "Absolute Interest Rate Auction" means a solicitation of Money Market Quotes setting forth Absolute Interest Rates pursuant to Section 2.2.

         "Absolute Interest Rate Loans" means Money Market Loans, the interest rate on which is determined on the basis of Absolute Interest Rates pursuant to an Absolute Interest Rate Auction.

         "Acceptance" means a banker's acceptance created by a Lender pursuant to Article 3 for the account of the Borrower.

         "Acceptance Obligation" has the meaning given that term in Section 3.5(a).

         "Adjusted Eurodollar Rate" means, with respect to each Interest Period for any Eurodollar Rate Loan or any Eurodollar Rate Market Loan, the rate obtained by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any


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                                                                               2

category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America).

         "Affiliate" means any Person (other than a Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Borrower or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agent" means NationsBank of Georgia, National Association, as documentation agent for the Lenders under the terms of this Agreement and the other Loan Documents, and any successor agent.

         "Agent's Fee Letter" has the meaning set forth in Section 4.7.

         "Agreement" means this Credit Agreement.

         "Agreement Date" means the date as of which this Agreement is dated.

         "Anniversary Date" shall mean any October 1 after the date hereof.

         "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "Applicable Margin" means, with respect to a Base Rate Loan, 0%, and with respect to a Eurodollar Rate Loan, 0.35%.

         "BA Face Amount" means the face amount of an Acceptance created by a Lender pursuant to Section 3.5.

         "Bankers Acceptance Facility" means the facility described in Article 3 pursuant to which the Lenders will create Acceptances.

         "Base Amount" means, for the purposes of any determination under
Section 7.7, $173,700,000 plus, or minus, as the case may be, after date hereof, any benefit, or charge, respectively, which is attributable solely to a non-recurring accounting change.


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                                                                               3

         "Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based on the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

         "Base Rate Loan" means a Loan which bears interest at a rate based on the Base Rate.

         "Basket Indebtedness" means the sum of (i) all Indebtedness of the Borrower or a Restricted Subsidiary secured by Liens other than Liens permitted by Sections 7.10(a) through (f) plus (without duplication) (ii) all Funded Debt of a Restricted Subsidiary incurred subsequent to June 30, 1992.

         "Bid Acceptance" means any Acceptance created under Section 3.1(a)(ii).

         "Borrower" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and assigns.

         "Borrower's Account" means account number 002 00000 711 of the Borrower maintained at NationsBank of Georgia, National Association ABA Number 061000052, or such other account as the Borrower may notify the Lenders.

         "Borrowing" means a borrowing by the Borrower of Revolving Loans pursuant to Section 2.3 or a deemed Borrowing pursuant to Section 2.6.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized or required to close.

         "Capitalized Lease" means any lease with respect to which the obligation for Rentals is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "Capitalized Rentals" of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person as a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

         "Cash Collateral Account" means a special non-interest bearing deposit account maintained at the Lending Office of a Lender and under the sole dominion and control of such Lender.


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                                                                               4

         "Class" has the meaning set forth in Section 1.3.

         "Closing Date" means October 1, 1993.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means, as to a Lender, such Lender's obligation to make Loans and create Acceptances hereunder in an amount up to but not exceeding the amount set forth for such Lender on Annex I as such Lender's "Initial Commitment Amount", as the same may be reduced from time to time pursuant to
Section 2.11.

         "Commitment Termination Date" means the date which is the earlier of
(i) the Current Termination Date, (ii) the effective date of withdrawal with respect to a Withdrawing Bank and (iii) the date of termination of the Commitments pursuant to this Agreement.

         "Consolidated Assets" means, as of the date of any determination thereof, the aggregate amount of assets of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP after deducting all Investments in Unrestricted Subsidiaries.

         "Consolidated Current Assets" and "Consolidated Current Liabilities" means as of the date of any determination thereof such assets and liabilities of the Borrower and its Restricted Subsidiaries on a consolidated basis as shall be determined in accordance with GAAP to constitute current assets and current liabilities, respectively.

         "Consolidated Funded Debt" means all Funded Debt of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Consolidated Net Income" for any period means the net income of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis, but excluding in any event:

                 (a)      extraordinary items; and

                 (b)      the effects of non-recurring accounting changes.

         "Consolidated Tangible Net Worth" means as of the date of any determination thereof the aggregate amount of the capital stock (less treasury stock), surplus and retained earnings of the Borrower and its Restricted Subsidiaries before deducting Minority Interests and after deducting (i) goodwill,


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                                                                               5

patents, trade names, trademarks, unamortized debt discount and expense, organization expense, deferred and prepaid expenses included in assets which do not constitute current assets, the excess of cost of assets acquired over market value of related assets, any reappraisal, revaluation or write-up of assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP, (ii) Investments in Unrestricted Subsidiaries, and
(iii) Minority Interests.

         "Continue", "Continuation" and "Continued" each refers to the continuation of a Eurodollar Rate Loan from one Interest Period to the next Interest Period.

         "Convert", "Conversion" and "Converted" each refers to the conversion of Loans of one Type into Loans of another Type pursuant to Section 2.7.

         "Credit Percentage" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the aggregate amount of the Commitments of all Lenders; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Credit Percentage" of each Lender shall be the Credit Percentage of such Lender in effect immediately prior to such termination or reduction.

         "Current Debt" of the Borrower or any Restricted Subsidiary means, as of the date of any determination thereof, all Debt of the Borrower or such Restricted Subsidiary having a final maturity of less than one year from the date of origin thereof and which is not renewable or extendible at the option of the obligor for a period or periods of one year or more from the date of origin.

         "Current Termination Date" means October 1, 1996 and any date to which extensions thereof have been effected under Section 2.15.

         "Date of Issuance" means, with respect to an Acceptance, the date of the creation of an Acceptance by a Lender under this Agreement.

         "Debt" of the Borrower or any Restricted Subsidiary means, as of the date of any determination thereof:

                          (a) all Indebtedness of the Borrower or any Restricted Subsidiary for borrowed money or evidenced by notes, bonds, debentures or similar evidences of Indebtedness of the Borrower or any Restricted Subsidiary;

                          (b) obligations secured by any Lien upon property owned by the Borrower or any Restricted Subsidiary or created or arising under any conditional sale or other title retention agreement with


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                                                                               6

         respect to property acquired by the Borrower or any Restricted Subsidiary, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under any such arrangement in the event of default are limited to repossession or sale of property including, without limitation, obligations secured by Liens arising from the sale or transfer of notes or accounts receivable, but, in all events, excluding trade payables and accrued expenses constituting current liabilities;

                          (c)     Capitalized Rentals;

                          (d) reimbursement obligations in respect of credit enhancement instruments including letters of credit (excluding, however, letters of credit and surety bonds issued in commercial transactions in the ordinary course of business which are not financial guaranties); and

                          (e) Guaranties of (i) obligations of others of the character referred to herein above in this definition and (ii) obligations of Unrestricted Subsidiaries.

         "Default" means any of the events specified in Section 8.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, a determination of materiality or the happening of any other condition.

         "Discount Rate" means, with respect to any Acceptance at any time, the bid rate in effect at the Lender which is to create such Acceptance at such time (as determined by such Lender in its sole discretion) for drafts in a similar amount and term as the draft to be accepted by such Lender.

         "Dollars" or "$" means the lawful currency of the United States of America.

         "Draft" has the meaning set forth in Section 3.1(b).

         "Effective Date" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Article 5 shall have been fulfilled or waived in writing by the Lenders.

         "Environmental Authority" shall mean any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Judgments and Orders" shall mean all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with


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                                                                               7

an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, degree or order.

         "Environmental Law" means any international, foreign, federal, state, regional, county, local, governmental, public or private statute, law, regulation, ordinance, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention or other requirement, pertaining to protection of the environment, health or safety of persons, natural resources, conservation, wildlife, waste management, any Hazardous Material Activity and pollution (including, without limitation, regulation of releases and disposals to air, land, water and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986,42 U.S.C. Section Section 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984,42 U.S.C. Section
Section 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977,33 U.S.C. Section Section 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. Section Section 7401 et seq., and any similar or implementing state law, and all amendments, rules, regulations, guidance documents and publications promulgated thereunder.

         "Environmental Liabilities" shall mean any liabilities, whether accrued or contingent, arising from or relating in any way to any Environmental Requirements.

         "Environmental Notices" shall mean any written communication from any Environmental Authority stating possible or alleged noncompliance with or possible or alleged liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority for correction of any purported violation of any Environmental Requirements. Environmental Notices also shall mean (i) any written communication from any private Person threatening litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements and (ii) any complaint, petition or similar documents filed by any private Person commencing litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements.

         "Environmental Proceedings" shall mean any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.


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                                                                               8

         "Environmental Releases" shall mean releases (as defined in CERCLA or under any applicable state or local environmental law or regulation) of Hazardous Materials. Environmental Releases does not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a substantial danger to health, safety or the environment.

         "Environmental Requirements" shall mean any applicable local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to health, safety or the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA Affiliate" means any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

         "Eurodollar Auction" means a solicitation of Money Market Quotes setting forth LIBO Margins based on the Eurodollar Rate pursuant to Section 2.2.

         "Eurodollar Business Day" means any day on which banks are scheduled to be open for business and quoting interest rates for Dollar deposits on the London interbank market and which is also a Business Day.

         "Eurodollar Rate" means, with respect to any Interest Period for a Eurodollar Rate Loan or a Eurodollar Rate Market Loan, the offered rate as determined by the Reference Bank in the London interbank market for deposits in Dollars of amounts equal or comparable to the principal amount of such Loan offered for a term comparable to such Interest Period, as currently shown on the Reuters Screen LIBO page as of 11:00 a.m., GMT, two Eurodollar Business Days prior to the first day of such Interest Period; provided, however, that
(a) if more than one offered rate as described above appears on the Reuters Screen LIBO page, the rate used to determine the Eurodollar Rate will be the consensus rate, if any, shown on such LIBO page, and if no consensus rate is available, the rate used to determine the Eurodollar Rate will be the arithmetic average (rounded upward, if necessary, to the next higher 1/10 of 1%) of such offered rates, or (b) if no such offered rates appear, the rate used for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/10 of 1%) of rates quoted by the Reference Bank at approximately 10:00 a.m.,


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                                                                               9

New York time, two Eurodollar Business Days prior to the first day of such Interest Period for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Eurodollar Rate Loans. If the Reference Bank ceases to use the Reuters Screen LIBO page for determining interest rates based on Eurodollar deposit rates, a comparable internationally recognized interest rate reporting service shall be used to determine such offered rates.

         "Eurodollar Rate Loan" means a Revolving Loan that bears interest based upon the Eurodollar Rate.

         "Eurodollar Rate Market Loan" means a Money Market Loan the interest rate on which is determined on the basis of a Eurodollar Rate pursuant to a Eurodollar Auction.

         "Event of Default" means any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Facility Termination Date" has the meaning set forth in Section 4.14.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Reference Bank from three Federal Funds brokers of recognized standing selected by it.

         "Fees" means the fees and commissions provided for or referred to in Sections 4.6 and 4.7 and any other fees payable by the Borrower hereunder or under any other Loan Document.

         "Fixed Charges" for any period means on a consolidated basis the sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Borrower and its Restricted Subsidiaries, and (ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Borrower and its Restricted Subsidiaries.

         "Funded Debt" of the Borrower or any Restricted Subsidiary means, as of the date of any determination thereof, (i) all Debt (including Guaranties) of the Borrower or any Restricted Subsidiary having a final maturity of one or more


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                                                                              10

than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, plus (but without duplication) (ii) Debt described in clause
(e)(ii) of the definition of "Debt".

         "GAAP" shall mean generally accepted accounting principles at the time in the United States.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "Guaranties" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.


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
                                                                              11

         "Hazardous Material" means any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which, is prohibited, controlled or regulated by any Environmental Law.

         "Hazardous Material Activity" means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, discharge, emission, disposal, abatement, cleanup, removal, remediation or handling of any Hazardous Material.

         "Indebtedness" of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all Debt.

         "Interest Charges" for any period means all interest paid or accrued (including, without limitation, imputed or express Interest in respect of Capitalized Leases) and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made.

         "Interest Period" means:

         (a) With respect to any Eurodollar Rate Loan, each period commencing on the date such Eurodollar Rate Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Sections 2.3, 2.6 and 2.7, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

         (b) With respect to any Absolute Interest Rate Loan, the period commencing on the date such Absolute Interest Rate Loan is made and ending on any Business Day up to 180 days thereafter, as the Borrower may select as provided in Section 2.2(b); and

         (c) With respect to any Eurodollar Rate Market Loan, the period commencing on the date such Eurodollar Rate Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar


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
                                                                              12

month thereafter, as the Borrower may select as provided in Section 2.2(b), except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) if any Interest Period would extend beyond the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period for any Eurodollar Rate Loan or Eurodollar Rate Market Loan shall have a duration of less than one month or shall extend beyond the Commitment Termination Date and, if the Interest Period for any Eurodollar Rate Loan or Eurodollar Rate Market Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

         "Investments" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise, provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "Lender" means the financial institutions from time to time identified as Lenders on, for each Lender and for each Type of Loan, the then current Annex I attached hereto, together with its respective successors and assigns.

         "Lending Office" means, for each Lender and for each Type of Loan, the office of each Lender specified for such Lender on Annex I attached hereto.

         "LIBO Margin" has the meaning set forth in Section 2.2(c).

         "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Borrower or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Loan" means any Revolving Loan or Money Market Loan.

         "Loan Document" means this Agreement, each of the Notes, and each other document or instrument executed and delivered by the Borrower in connection with this Agreement, any of the other foregoing documents or the Loan Facility or the Bankers' Acceptance Facility.

         "Loan Facility" means the loan facility described in Article 2.

         "Long-Term Lease" means any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

         "Majority Lenders" means, as of any date, Lenders whose combined Credit Percentages equal or exceed 66-2/3%.

         "Materially Adverse Change" means, with respect to any Person, a materially adverse change in such Person's business, assets, liabilities, financial condition, results of operations or business prospects and, unless otherwise agreed, as determined by the Majority Lenders.

         "Materially Adverse Effect" means, with respect to any Person, a materially adverse effect upon such Person's business, assets, liabilities, financial condition, results of operations or business prospects and, unless otherwise agreed, as determined by the Majority Lenders.

         "Minority Interests" means any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Money Market Borrowing" has the meaning set forth in Section 2.2(b).

         "Money Market Loan" means a loan made to the Borrower under Section
2.2.

         "Money Market Note" means a promissory note provided for by Section 2.14(b).

         "Money Market Quote" means an offer in accordance with Section 2.2(c) by a Lender to make a Money Market Loan with one single specified interest rate.

         "Money Market Quote Request" has the meaning set forth in Section
2.2(b).

         "Multiemployer Plan" has the same meaning as in ERISA.

         "NationsBank" means NationsBank of Georgia, National Association.

         "Net Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any federal, state or other income taxes made by the Borrower and its Restricted Subsidiaries during such period and (iii) Fixed Charges of the Borrower and its Restricted Subsidiaries during such period.

         "Non-Prorata Obligation" means any Money Market Loan, Acceptance created under Section 3.1(a)(ii) or Acceptance Obligation arising in connection with an Acceptance created under Section 3.1(a)(ii).

         "Note" means a Revolving Note or a Money Market Note.

         "Notice of Continuation" has the meaning set forth in Section 2.6.

         "Notice of Conversion" has the meaning set forth in Section 2.7.

         "Notice of Syndicated Borrowing" means a notice in the form of Exhibit A to be delivered to a Lender pursuant to Section 2.3 evidencing the Borrower's request for a Borrowing of Revolving Loans.

         "Obligations" means, individually and collectively:  (a) the Loans;
(b) all Acceptance Obligations and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Agent and/or the Lenders of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents including, without limitation, the Fees, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Investments" means those investments specified in clause
(b), (c), (d) or (f) of Section 7.11.

         "Permitted Liens" has the meaning set forth in Section 7.10.

         "Person" means an individual, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Borrower or any ERISA Affiliate or as to which the Borrower or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "Post-Default Rate" means a rate equal to two percent (2%) above the Prime Rate as in effect from time to time.

         "Prorata Acceptance" means any Acceptance created under Section 3.1(a)(i).

         "Prorata Discount Rate" means the Discount Rate with respect to a Prorata Acceptance plus .35 of 1 percent.

         "Prime Rate" means the rate of interest publicly announced by the Reference Bank in Atlanta, Georgia from time to time as its "prime rate" (it being understood that the Prime Rate may not be the lowest rate the Reference Bank charges its customers).

         "Properties" shall mean all real property owned, leased or otherwise used or occupied by the Company or any Restricted Subsidiary, wherever located.

         "Purchase Money Lien" has the meaning set forth in Section 7.10(g).

         "Reference Bank" means NationsBank of Georgia, National Association.

         "Related Investments" means equity Investments by the Borrower or any Restricted Subsidiary in businesses related to the ongoing business lines of the Borrower as of the Closing Date.

         "Rentals" means and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property whether in connection with a sale and leaseback transaction or otherwise), but shall be exclusive of any amounts required to be paid by the Borrower or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Reportable Event" has the same meaning as in ERISA.

         "Request for Acceptance" has the meaning set forth in Section 3.1(b).

         "Restricted Subsidiary" means any Subsidiary which has been designated by the Borrower as a Restricted Subsidiary either in Section 1 of Schedule 6.1(b) or in accordance with Section 7.14.

         "Revolving Loan" means a loan made to the Borrower pursuant to Section 2.3.

         "Revolving Note" means a promissory note provided for by Section
2.14(a).

         "Security" has the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Subsidiary" means as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" means a subsidiary of the Borrower.

         "Surviving Corporation" has the meaning set forth in Section 7.12.

         "Termination Event" means (a) a Reportable Event; (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

         "Total Capitalization" means, as of any date of determination thereof, the sum of Consolidated Tangible Net Worth plus Consolidated Funded Debt plus the amount of any postretirement benefits (other than pensions) of the Borrower accrued in accordance with FAS 106 and generally accepted accounting principles and classified as noncurrent liabilities on the balance sheet of the Borrower.

         "Type" has the meaning set forth in Section 1.3.

         "Unrelated Investments" means equity Investments by the Borrower or any Restricted Subsidiary in any Person, which Investments are not Related Investments.

         "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary.

         "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary means a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Debt shall be owned by the Borrower and/or one or more of its Wholly-owned Subsidiaries.

         "Withdrawing Bank" has the meaning set forth in Section 2.15.

         Section 1.2. General. Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" shall mean a Subsidiary of the Borrower or a Subsidiary of such

Subsidiary and a reference to an "Affiliate" shall mean a reference to an Affiliate of the Borrower. Unless otherwise indicated, all references to time are references to Atlanta, Georgia time.

         Section 1.3. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan refers to whether such Loan is a Money Market Loan or a Revolving Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Rate Loan, an Absolute Interest Rate Loan or a Eurodollar Rate Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.


                                   ARTICLE 2

                                 LOAN FACILITY

         Section 2.1. Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans to the Borrower in Dollars during the period from and including the Effective Date hereof to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Lender as in effect from time to time; provided, however, that in no event shall the aggregate principal amount of all Revolving Loans, together with the aggregate BA Face Amount of all outstanding Acceptances, the aggregate amount of all Acceptance Obligations and the aggregate principal amount of all Money Market Loans, exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Money Market Loans and Eurodollar Rate Loans and Acceptances and may Convert Revolving Loans of one Type into Revolving Loans of another Type (all subject to and as provided in Section 2.7) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.6); provided, however, that there may be no more than ten different Interest Periods for both Revolving Loans and Money Market Loans outstanding at the same time.

         Section 2.2. Money Market Loans.

         (a) The Borrower may, on the terms and conditions of this Agreement, request the Lenders to make offers to make Money Market Loans to the Borrower in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. Money Market Loans may be Eurodollar Rate Market Loans or Absolute Interest Rate Loans, provided that:

                 (i) there may be no more than ten different Interest Periods for both Revolving Loans and Money Market Loans outstanding at the same time; and

                 (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Revolving Loans, the aggregate BA Face Amount of all outstanding Acceptances and the aggregate amount of all Acceptance Obligations, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

         (b) When the Borrower wishes to request offers to make Money Market Loans, it shall give each of the Lenders telephonic notice (a "Money Market Quote Request") so as to be received no later than 12:00 noon on (x) the third Eurodollar Business Day prior to the date of borrowing proposed therein, in the case of a Eurodollar Auction or (y) the date of borrowing proposed therein, in the case of an Absolute Interest Rate Auction. The Borrower may request offers to make Money Market Loans for up to four different Interest Periods in a single notice; provided, however, that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a "Money Market Borrowing"). Each Money Market Borrowing shall be at least $1,000,000 (or a larger multiple of $100,000) but shall not cause the limits specified in Section 2.2(a) to be violated.

         (c) Each Lender may submit one or more Money Market Quotes, each containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided, however, that, if the Borrower's request under Section 2.2(b) specified more than one Interest Period, such Lender may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Borrower not later than (x) 10:00 a.m. on the second Eurodollar Business Day immediately prior to the proposed date of borrowing, in the case of a Eurodollar Auction or (y) 1:00 p.m. on the proposed date of borrowing, in the case of an Absolute Interest Rate Auction. Subject to Sections 2.8, 2.9 and 5.2 and Article 8, any Money Market Quote so made shall be irrevocable. Each Money Market Quote shall be substantially in the form of Exhibit B hereto and shall specify: (i) the proposed date of borrowing and the Interest Period therefor; (ii) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $1,000,000 (or a larger multiple of $100,000); provided, however, that the aggregate principal amount of all Money Market Loans for which a Lender submits Money Market Quotes (A) may not be greater than the unused Commitment of such Lender and (B) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested; (iii) in the case of a Eurodollar Auction, the margin above or below the applicable Eurodollar Rate (the "LIBO Margin") offered for each such Money Market Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/100th of 1%) to be added to or subtracted from the applicable Eurodollar Rate; (iv) in the case of an Absolute Interest Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered for each such Money Market Loan (the "Absolute Interest Rate"); and (v) the identity of the quoting Lender. No Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those of the Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

         (d) Not later than (x) 11:00 a.m. on the second Eurodollar Business Day immediately prior to the date of borrowing proposed therein, in the case of a Eurodollar Auction or (y) 2:00 p.m. on the proposed date of borrowing, in the case of an Absolute Interest Rate Auction, the Borrower shall notify each Lender by telephone of the Borrower's acceptance or nonacceptance of the Money Market Quotes submitted to the Borrower by such Lender. The failure of the Borrower to give such notice by such time shall constitute nonacceptance of any such Money Market Quote. The Borrower may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part shall be at least $1,000,000 or a larger multiple of $100,000); provided, however, that: (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request; (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $1,000,000 (or a larger multiple of $100,000) but shall not cause the limits specified in Section 2.2(a) to be violated; and (iii) the Borrower may not accept any offer that fails to comply with Section 2.2(c) or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.2(a)).

         (e) Any Lender whose offer to make any Money Market Loan has been accepted shall, not later than 3:00 p.m. on the date specified for the making of such Loan and subject to the other terms and conditions of this Agreement, make the amount of such Loan available to the Borrower at the Borrower's Account in immediately available funds.

         (f) The amount of any Money Market Loan made by any Lender shall constitute a utilization of such Lender's Commitment.

         Section 2.3. Borrowings of Revolving Loans. (a) Subject to the terms and conditions hereof, during the period from the Effective Date to the Commitment Termination Date, each Lender severally agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any time outstanding up to but not exceeding, such Lender's Commitment. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to the Commitment Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans. All Borrowings of Revolving Loans shall be at an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. The Borrower shall give the Lenders notice of each Borrowing of Revolving Loans hereunder by means of a Notice of Syndicated Borrowing. Each Notice of Syndicated Borrowing shall specify: (a) the requested date of the Borrowing of Revolving Loans, (b) the requested Type of such Loans, (c) if such Loans are to be Eurodollar Rate Loans, the initial Interest Period for such Loans and (d) the amount of and Lender for any outstanding Loans. Each such Notice of Syndicated Borrowing shall be given by the Borrower to Lenders not later than 12:00 noon on the date of any proposed Borrowing of Base Rate Loans and on the third Eurodollar Business Day prior to the date of any proposed Borrowing of Eurodollar Rate Loans. Subject to the terms and conditions of this Agreement, not later than 3:00 p.m. on the date specified for each Borrowing of Revolving Loans hereunder, each Lender shall make available the amount of the Revolving Loan or Loans to be made by it on such date to the Borrower, at the Borrower's Account, in immediately available funds.

         (b) If the Borrower requests a Borrowing of Revolving Loans at any time when there are Non-Prorata Obligations outstanding, each Lender shall, to the extent its Commitment exceeds its Credit Percentage of the aggregate outstanding principal balance of all Revolving Loans and the aggregate BA Face Amount of all Prorata Acceptances, fund such excess to the Borrower's Account up to a maximum of its Credit Percentage of such requested Borrowing of Revolving Loans. To the extent such excess is not equal to or greater than such Lender's Credit Percentage of such requested Borrowing of Revolving Loans, the Borrower shall, by written notice to the Lenders and the Reference Bank prior to the date of such requested Borrowing of Revolving Loans, advise the Lenders and the Reference Bank that it has Non-Prorata Obligations outstanding with one or more of the Lenders and that it is electing to take a credit against its request for such Borrowing of Revolving Loans by maintaining all or a portion of the requested Borrowing of Revolving Loans as Non-Prorata Obligations to the extent necessary in order for a Lender holding Non-Prorata Obligations to meet its obligation to fund up to its Credit Percentage of the requested Borrowing of Revolving Loans.

         (c) At any time when a requested Borrowing of Revolving Loans has been funded in whole or in part by Non-Prorata Obligations as provided in

Section 2.3(b), the Borrower shall provide to the Reference Bank and the Lenders a report detailing its records concerning the dates, maturities, amounts, balances, payment amounts and payment schedules of all Non-Prorata Obligations then outstanding. Such report also shall identify specifically those Non-Prorata Obligations used to fund all or a portion of any Revolving Loans in accordance with Section 2.3(b). Such report shall be delivered with each Notice of Syndicated Borrowing. Delivery of the report required by this
Section 2.3(c) shall constitute the Borrower's representation and warranty that the information contained in such report is true, correct and complete in all respects as of the date of such report.

         (d) Notwithstanding the Borrower's election to take a credit against its Borrowing of Revolving Loans and the corresponding credit against any Lender's obligation to fund all or a portion of any Revolving Loans by maintaining Non-Prorata Obligations, such Non-Prorata Obligations shall for all purposes hereunder be treated as Money Market Loans, Acceptances or Acceptance Obligations, as the case may be.

         Section 2.4. Several Obligations. No Lender shall be responsible in any way for the failure of any other Lender to make a Loan to be made by such other Lender pursuant to this Agreement; provided, however, that the failure of any Lender to make a Revolving Loan to be made by it in connection with a Notice of Syndicated Borrowing shall not relieve the obligation of each other Lender to make the Revolving Loan to be made by such other Lender in connection with such Notice of Syndicated Borrowing.

         Section 2.5. Interest. The Borrower hereby promises to pay to each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

                 (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (if any);

                 (b) during such periods as such Loan is a Eurodollar Rate Loan, the Adjusted Eurodollar Rate for such Loan for the Interest Period therefor plus the Applicable Margin for Eurodollar Rate Loans;

                 (c) if such Loan is a Eurodollar Rate Market Loan, the Adjusted Eurodollar Rate for such Loan for the Interest Period therefor plus or minus, as appropriate, the LIBO Margin quoted by the Lender making such Loan; and

                 (d) if such Loan is an Absolute Interest Rate Loan, the Absolute Interest Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan.

Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, on the last Business Day of each March, June, September and December,
(ii) in the case of a Eurodollar Rate Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (iii) in the case of a Money Market Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months (in the case of a Eurodollar Rate Market Loan) or 90 days (in the case of a Absolute Interest Rate Loan), at three-month or 90-day (as the case may be) intervals following the first day of such Interest Period and (iv) in the case of any Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted). Notwithstanding the foregoing, interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any Eurodollar Rate or the Base Rate, or any change in the Base Rate, the Reference Bank shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. Each determination by the Reference Bank of an interest rate hereunder shall be conclusive and binding on the Borrower and the Lenders for all purposes, absent manifest error.

         Section 2.6. Continuation of Loans So long as no Default or Event of Default has occurred and is continuing, with respect to any Borrowing consisting of Eurodollar Rate Loans, the Borrower may, subject to the provisions of Sections 2.8 and 2.9 and Article 8, elect to maintain such Borrowing or any portion thereof as consisting of Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each Continuation shall constitute a Borrowing and shall be made by notice given not later than 12:00 noon on the third Eurodollar Business Day prior to the date of any such Continuation by the Borrower to the Lenders and the Reference Bank. Such notice by the Borrower of a Continuation (a "Notice of Continuation") shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in substantially the form of Exhibit C hereto, specifying (a) the date of such Continuation, (b) the Type of Loans subject to such Continuation, (c) the aggregate amount of Loans subject to such Continuation and (d) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder. Upon receipt of a Notice of Continuation, the Reference Bank shall determine the Adjusted Eurodollar Rate, and promptly notify the Borrower and the Lenders by telephone (promptly confirmed in writing by telecopier) or in writing thereof by facsimile transmission. The Borrower may elect to combine more than one Borrowing consisting of Eurodollar Rate Loans into one Borrowing and select a new Interest Period pursuant to this Section; provided, however, that each of the Borrowings to be combined shall consist of Revolving Loans having Interest Periods ending on the same date. If the Borrower shall fail to select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section, such Loans will automatically, on the last day of the then existing Interest Period therefore, convert into Base Rate Loans.

                 Section 2.7. Conversion of Loans. So long as no Default or Event of Default has occurred and is continuing, the Borrower may on any Business Day, upon notice (each such notice, a "Notice of Conversion") given to the Reference Bank and the Lenders, and subject to the provisions of Sections
2.8 and 2.9 and Article 8, Convert the entire amount of or a portion of all Revolving Loans of one Type comprising the same Borrowing into Revolving Loans of another Type; provided, however, that any Conversion of any Eurodollar Rate Loans into Revolving Loans of another Type shall be made on, and only on, the last day of an Interest Period for such Revolving Loans and, upon Conversion of any Base Rate Loans into Revolving Loans of another Type, the Borrower shall pay accrued interest to the date of Conversion on the principal amount Converted. Each such Notice of Conversion shall be given by the Borrower to the Reference Bank and the Lenders not later than 12:00 noon on the date of any proposed conversion into Base Rate Loans and on the third Eurodollar Business Day prior to the date of any proposed Conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy (confirmed immediately in writing if by telephone) in substantially the form of Exhibit D hereto specifying (a) the requested date of such Conversion, (b) the Type of Loans to be converted, (c) the portion of such Type of Loan to be converted, (d) the Type of Loan such Loans are to be converted into and (e) if such Conversion is into Eurodollar Rate Loans, the requested duration of the Interest Period of such Loans. Each Conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. Upon receipt of a Notice of Conversion, the Reference Bank shall determine the Adjusted Eurodollar Rate, if applicable, and promptly notify the Borrower and the Lenders by telephone (confirmed in writing by facsimile transmission) or in writing thereof by facsimile transmission. The Borrower may elect to Convert the entire amount of or a portion of all Revolving Loans of one Type comprising more than one Borrowing into Revolving Loans of another Type by combining such Borrowings into one Borrowing consisting of Revolving Loans of another Type; provided, however, that if the Borrowings so combined consist of Eurodollar Rate Loans, such Revolving Loans shall have Interest Periods ending on the same date.

         Section 2.8. Limitation on Types of Loans. Notwithstanding anything herein to the contrary, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

         (a) the Reference Bank determines, which determination shall be conclusive, and notifies the Borrower that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Rate Loans as provided herein; or

         (b) any Lender that has outstanding a Money Market Quote with respect to a Eurodollar Rate Market Loan determines, which determination shall be conclusive, and notifies the Borrower, that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.1 upon the basis of which the rate of interest for such Eurodollar Rate Market Loan is to be determined are not likely adequate to cover the cost to such quoting Lender of making or maintaining such Eurodollar Rate Market Loan; or

         (c) any Lender determines, which determination shall be conclusive, and notifies the Borrower and the Reference Bank that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section
1.1 upon the basis of which the rate of interest for Eurodollar Rate Loans for such Interest Period is to be determined are not likely adequate to cover the cost to such Lender of making or maintaining Eurodollar Rate Loans for such Interest Period;

then the Borrower shall give the Reference Bank and each Lender prompt notice thereof and, so long as such condition remains in effect, (i) in the case of clause (a) or (c) above, the Lenders shall be under no obligation to make additional Eurodollar Rate Loans, to Continue Eurodollar Rate Loans or to Convert Base Rate Loans into Eurodollar Rate Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Loans, either prepay such Loans or Convert such Loans into Base Rate Loans and (ii) in the case of clause (b) above, no Lender that has outstanding a Money Market Quote with respect to a Eurodollar Rate Market Loan shall be under any obligation to make such Eurodollar Rate Market Loan.

         Section 2.9. Illegality. Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Rate Loans or Eurodollar Rate Market Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Rate Loans or Eurodollar Rate Market Loans, as the case may be, shall be suspended until such time as such


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
                                                                              26

Lender may again make and maintain such Loans (in which case the provisions of Section 2.10 shall be applicable).

         Section 2.10. Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Rate Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Rate Loans shall be suspended pursuant to Section 2.9, such Lender's Eurodollar Rate Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Loans (or, in the case of a Conversion required by Section 2.9, on such earlier date as such Lender may specify to the Borrower) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 2.9 that gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender's Eurodollar Rate Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Rate Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower that the circumstances specified in
Section 2.9 that gave rise to the Conversion of such Lender's Eurodollar Rate Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held prorata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

         Section 2.11. Reductions of the Commitments. The Borrower shall have the right (a) so long as no Loans, Acceptances or Acceptance Obligations are outstanding, to terminate the Commitments, and (b) to reduce the aggregate unused amount of the Commitments, at any time and from time to time without penalty or premium upon not less than three days prior written notice to the Lenders of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitments shall not be less than $10,000,000 and integral multiples of $5,000,000 in excess of that amount) and shall be


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                                                                              27

irrevocable once given and effective only upon receipt by the Lenders. The Commitments, once terminated or reduced pursuant to this Section, may not be reinstated.

         Section 2.12. Prepayments; Funding Losses. The Borrower may prepay any Loan at any time; provided, however, that in the event the Borrower prepays any Eurodollar Rate Loan, Eurodollar Rate Market Loan or Absolute Interest Rate Loan made by a Lender prior to the end of the applicable Interest Period therefor, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender as a result of any such prepayment including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund such Loan made by such Lender, such amount to be determined by such Lender and such determination by such Lender shall be binding upon the Borrower absent manifest error. The Borrower may prepay any Base Rate Loan at any time without penalty or premium. Further, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for any borrowing, Continuation or Conversion of Loans, the applicable conditions set forth in Section 5.2, or as a result of the failure of the Borrower to borrow any requested Loan, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender, such amount to be determined by each Lender and such determination by such Lender shall be binding upon the Borrower, absent manifest error.

         Section 2.13. Repayment of Loans. The Borrower shall repay the entire outstanding principal amount of, and all accrued interest on, all Revolving Loans on the Commitment Termination Date. The Borrower shall repay the entire outstanding principal amount of, and all accrued interest on, each Money Market Loan and Eurodollar Rate Loan on the last day of the Interest Period for such Money Market Loan or Eurodollar Rate Loan, as the case may be, and on the Commitment Termination Date.

         Section 2.14.  Notes.

         (a) The Revolving Loans made by each Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit E-1 hereto, dated the Agreement Date, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.


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
                                                                              28

         (b) The Money Market Loans made by any Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit E-2 hereto, dated the Agreement Date, payable to such Lender and otherwise duly completed.

         Section 2.15.  Extension of Commitment Termination Date.

         (a) At least one hundred twenty (120) days before the first Anniversary Date, or any subsequent Anniversary Date, each year the Borrower shall, unless all of the Commitments shall be reduced to zero pursuant to
Section 2.11, provide to each Lender a request for extension by each Lender of its Commitment pursuant to this Section 2.15. At least one hundred (100) days before the first Anniversary Date or any subsequent Anniversary Date, each Lender shall provide to the Borrower written notice of whether such Lender intends to extend its Commitment pursuant to this Section 2.15. In the event any Lender fails to provide such notice within the time period specified, such Lender shall be deemed to have rejected such request to extend such Lender's Commitment as contemplated by this Section 2.15.

         (b) At least ninety (90) days before the first Anniversary Date, or any subsequent Anniversary Date, the Borrower shall notify the other Lenders which of the Lenders have elected to not extend their respective Commitments ("Withdrawing Lenders") and which of the Lenders have elected to extend their Commitments ("Remaining Lenders"). Unless the Commitments of the Withdrawing Lenders are assumed pursuant to Section 2.15(c) or (d) below, the Commitments of the Withdrawing Lenders shall terminate on the date which is the third Anniversary Date immediately following such request and the Notes of the Lenders that have indicated their willingness to extend their respective Commitments shall mature on the third Anniversary Date following the Anniversary Date with respect to which the Borrower made its request pursuant to this Section 2.15.

         (c) From and after the date the Borrower delivers the notice required by Section 2.15(b) above (the "New Lenders' Assumption Period") until a date not later than sixty (60) days before the Anniversary Date, the Borrower may have one or more new financial institutions ("New Assuming Lenders") assume the Commitments of the Withdrawing Lenders. So long as the Commitments have not been terminated hereunder, the New Assuming Lenders and the Withdrawing Lenders will within the New Assuming Lenders' Assumption Period execute and deliver such assumption documents as a New Assuming Lender or a Withdrawing Lender may require to effect such assumption.

         (d) From and after the last day of the New Lenders' Assumption Period until a date not later than sixteen (16) days before the Anniversary Date


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
                                                                              29

of such New Lenders' Assumption Period ("Remaining Lenders' Assumption Period"), the Remaining Lenders shall have the right to assume the Commitments of the Withdrawing Lenders (subject to any assumption pursuant to clause (c) above) in proportion to their respective share of the Commitments of such Remaining Lenders. A Remaining Lender may decline in its sole discretion to so assume the Commitments of the Withdrawing Lenders. In such event, the Remaining Lenders interested in such assumption ("Assuming Lenders") shall assume the Commitments of the Withdrawing Lenders in proportion to their respective share of the Commitments of the Assuming Lenders. So long as the Commitments have not been terminated hereunder, the Assuming Lenders and the Withdrawing Lenders will within the Remaining Lenders' Assumption Period execute and deliver such assumption documents as an Assuming Lender or a Withdrawing Lender may require to effect such assumption.

         (e) Each of the Assuming Lenders or the New Assuming Lenders, as appropriate, shall assume not only the Withdrawing Lenders' obligations hereunder but also under each Loan Document.


                                   ARTICLE 3

                          BANKERS ACCEPTANCE FACILITY

         Section 3.1. Bankers Acceptance Facility.

         (a)     Bankers Acceptance Facility.

                 (i) Committed Acceptance Facility. Subject to the terms and conditions of this Agreement, each Lender severally agrees to extend credit to the Borrower during the period from the Effective Date to the Commitment Termination Date by providing for bankers acceptance financing resulting from the acceptance of Drafts issued by the Borrower in favor of such Lender in an aggregate BA Face Amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Lender as in effect from time to time; provided, however, that in no event shall the limits specified in Section 3.1(b) be violated.

                 (ii)  Bid Acceptance Facility.

                          (A) Bid Request. The Borrower may, on the terms and conditions of this Agreement, request the Lenders to make offers to create Acceptances. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but


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
                                                                              30

                 shall have no obligation to, accept any such offers in the manner set forth in this Section.

                          (B) Bid Submission. Each Lender may submit one or more bids for a Bid Acceptance in response to any Request for Acceptance with respect to such Bid Acceptance. Each such bid must be submitted to the Borrower not later than 10:00 a.m. on the date of the requested Bid Acceptance as set forth in the related Request for Acceptance. Subject to Sections
                 5.2 and Article 8, any such bid so made shall be irrevocable. Each such bid shall specify: (i) the Discount Rate; and (ii) the BA Face Amount of the Bid Acceptance for which each such offer is being made, which BA Face Amount shall be at least $1,000,000 (or a larger multiple of $100,000); provided, however, that the aggregate face amount of all Bid Acceptances for which a Lender submits a bid (x) may not be greater than the unused Commitment of such Lender and (y) may not exceed the BA Face Amount of the Bid Acceptances for which offers were requested. No such bid shall contain qualifying, conditional or similar language or propose terms other than or in addition to those of the Request for Acceptance and, in particular, no bid may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the BA Face Amount of the Bid Acceptances for which such bid is being made.

                          (C) Bid Acceptance. Not later than 11:30 a.m. on the date of the Request for Acceptance with respect to such Bid Acceptance, the Borrower shall notify each Lender by telephone of the Borrower's acceptance or nonacceptance of such bid submitted to the Borrower by such Lender. The failure of the Borrower to give such notice by such time shall constitute nonacceptance of any such bid. The Borrower may accept any such bid in whole or in part; provided however that: (x) the aggregate BA Face Amount of each Bid Acceptance may not exceed the applicable amount set forth in the related Request for Acceptance; (y) the aggregate BA Face Amount of each Bid Acceptance shall be at least $1,000,000 (or a larger multiple of $100,000) but shall not cause the limits specified in Section 3.1(b) to be violated; and (z) the Borrower may not accept any offer that fails to meet the requirements of this Agreement (including, without limitation, this Section). The BA Face Amount of any Bid Acceptance created by any Lender shall constitute a utilization of such Lender's Commitment.


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
                                                                              31

         (b) Each Acceptance shall be created by a Lender hereunder by such Lender accepting a draft in such form as such Lender customarily accepts (a "Draft"), such Draft (i) being drawn by the Borrower on such Lender in accordance with the terms hereof, (ii) being dated the date of acceptance of such Draft by such Lender and (iii) maturing on the Business Day up to 180 days after the date of such Draft but in no event having a maturity date later than the Commitment Termination Date. Further, each Draft shall specify that presentment for payment shall be made by the holder thereof not more than thirty days after the maturity date thereof. In no event shall the aggregate principal amount of all Revolving Loans, together with the aggregate BA Face Amount of all outstanding Acceptances, the aggregate amount of all Acceptance Obligations and the aggregate principal amount of all Money Market Loans, exceed the aggregate amount of the Commitments as in effect from time to time. Each Acceptance created hereunder shall have face amount of at least $1,000,000 and integral multiples of $100,000 in excess thereof.

         (c) The Borrower shall request (a "Request for Acceptance") that the Lenders accept a Prorata Acceptance or request offers for a Bid Acceptance by giving each Lender written notice or telephonic notice not later than 11:30 a.m. on the date of the requested Acceptance. Not later than 12:00 noon on the date of the requested Prorata Acceptance as set forth in the Request for Acceptance and subject to the other terms and conditions of this Agreement, each such Lender will, in accordance with such Request for Acceptance, (i) fill in the date, amount and maturity of a Draft and (ii) accept such Draft at the location of such Lender specified for such purpose on the signature page hereof. A Lender whose bid to make a Bid Acceptance has been accepted by the Borrower shall, not later than 12:00 noon on the date of the requested Bid Acceptance as set forth in the related Request for Acceptance subject to the other terms and conditions of this Agreement, in accordance with such Request for Acceptance, (i) fill in the date, amount and maturity of a Draft and (ii) accept such Draft at the location of such Lender specified for such purpose on the signature page hereof.

         Section 3.2. Supply of Drafts/Power of Attorney. To enable each Lender to create Acceptances in the manner specified in Section 3.5, the Borrower shall, at the Borrower's election, either (i) supply such Lender with a sufficient number of blank Drafts duly executed by the Borrower or (ii) provide such Lender with a power of attorney, in substantially the form of Exhibit F ("Power of Attorney"). In case any authorized signatory of the Borrower whose signature shall appear on any Draft or a Power of Attorney shall cease to have such authority before the creation of an Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such creation.

         Section 3.3. Discount. If a Lender shall create a Prorata Acceptance, subject to the terms and conditions of this Agreement, such Lender shall deliver to the Borrower at the Borrower's Account an amount equal to (a) the BA Face Amount of such Acceptance minus (b) the product of (i) the BA Face Amount and (ii) the Prorata Discount Rate. If a Lender shall create a Bid Acceptance, subject to the terms and conditions of this Agreement, such Lender shall deliver to the Borrower at the Borrower's Account an amount equal to (a) the BA Face Amount of such Acceptance minus (b) the product of (i) the BA Face Amount and (ii) the Discount Rate. A Lender may at any time or from time to time sell, rediscount or otherwise dispose of any such Acceptance.

         Section 3.4. Termination of the Acceptance Commitment. Notwithstanding anything to the contrary herein, if any restriction is imposed on a Lender including, without limitation, any change in acceptance limits imposed on such Lender, which would prevent such Lender from creating Acceptances; then such Lender may, by notice to the Borrower and the other Lenders in writing or by telephone (confirmed in writing), terminate the obligation of such Lender to create Acceptances hereunder in whole or in part, effective on the date on which such Lender gives such notice.

         Section 3.5. Acceptance Obligation.

         (a) The Borrower is obligated, and hereby absolutely and unconditionally agrees, to pay to each Lender the BA Face Amount of each Acceptance created by such Lender hereunder on the maturity date of such Acceptance (the obligation of the Borrower under this Section with respect to any Acceptance being the "Acceptance Obligation" with respect to such Acceptance) in the manner set forth in subsection (b) below.

         (b) The Borrower shall pay each Acceptance Obligation in the following manner:

                 (i) the Borrower shall pay the amount of the Acceptance Obligation to the Lender which created such Acceptance in accordance with Section 4.3; or

                 (ii) Pursuant to Section 4.3, such Lender may debit any deposit account of the Borrower maintained with such Lender and appropriate and apply an amount of funds in such account equal to the Acceptance Obligations outstanding at such time in satisfaction of the Borrower's obligations set forth in subsection (i) above.

         Section 3.6. Obligations Absolute. The obligations of the Borrower to pay at maturity the amount of any Acceptance created hereunder shall be


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
                                                                              33

unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                 (i)      any lack of validity or enforceability of any Draft;

                 (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Affiliate of the Borrower may have at any time against any holder of any Draft, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

                 (iii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                 (iv) any non-application or misapplication by the holder of an Acceptance; or

                 (v) the fact that a Default or Event of Default shall have occurred and be continuing.


         Section 3.7.     Non-Prorata Obligations.

         (a) If the Borrower requests Prorata Acceptances at any time when there are Non-Prorata Obligations outstanding, each Lender shall, to the extent its Commitment exceeds its Credit Percentage of the aggregate outstanding principal balance of all Revolving Loans and the aggregate BA Face Amount of all Prorata Acceptances, fund such excess to the Borrower's Account up to a maximum of its Credit Percentage of such requested Prorata Acceptances. To the extent such excess is not equal to or greater than such Lender's Credit Percentage of such requested Prorata Acceptances, the Borrower shall, by written notice to the Lenders prior to the date of such requested Prorata Acceptance, advise the Lenders that it has Non-Prorata Obligations outstanding with one or more of the Lenders and that it is electing to take a credit against its request for such Prorata Acceptance by maintaining all or a portion of the requested Prorata Acceptance as Non-Prorata Obligations to the extent necessary in order for a Lender holding Non-Prorata Obligations to meet its obligation to create up to its Credit Percentage of the requested Prorata Acceptances.

         (b) At any time when the obligation to create Prorata Acceptances has been satisfied in whole or in part by Non-Prorata Obligations as provided above, the Borrower shall provide to the Lenders a report detailing its records


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
                                                                              34

concerning the dates, maturities, amounts, balances, payment amounts and payment schedules of all Non-Prorata Obligations then outstanding. Such report also shall identify specifically those Non-Prorata Obligations used to satisfy all or a portion of any obligation to create Prorata Acceptances in accordance with Section 3.7(a). Such report shall be delivered with the Request for Acceptance with respect to such Prorata Acceptance. Delivery of the report required by this Section 3.7(b) shall constitute the Borrower's representation and warranty that the information contained in such report is true, correct and complete in all respects as of the date of such report.

         (c) Notwithstanding the Borrower's election to take a credit as provided above and the corresponding credit against any Lender's obligation to create all or a portion of any Prorata Acceptances by maintaining Non-Prorata Obligations, such Non-Prorata Obligations shall for all purposes hereunder be treated as Money Market Loans, Acceptances or Acceptance Obligations, as the case may be.


                                   ARTICLE 4

                       OTHER LOAN AND PAYMENT PROVISIONS.

         Section 4.1. Interest on Overdue Payments. In the event the Borrower shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of, or interest on, any of the Loans or any Acceptance Obligation or any other amount owing hereunder or under any Note or other Loan Document when due, such overdue amounts shall bear (to the extent permitted by Applicable Law) interest at the Post-Default Rate until such unpaid amount has been paid in full (whether before or after judgment).

         Section 4.2. Computations. Unless otherwise expressly set forth herein, any accrued interest on (a) any Base Rate Loan shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed and (b) the Discount Rate (unless otherwise specified) and any other Loan and any Fees due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

         Section 4.3. Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, to the appropriate Lender at such Lender's Lending Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) and


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
                                                                              35

shall be made in accordance with the wiring instructions set forth for such Lender on Annex I attached hereto. The parties agree that if the Borrower makes any payment due hereunder after 2:00 p.m. but before 5:00 p.m. on the date such payment is due, such late payment shall not constitute a Default under Section 8.1 but shall nevertheless be deemed to have been paid as of the next succeeding Business Day as provided in the parenthetical phrase of the preceding sentence. Subject to Sections 4.4 and 4.5, any Lender for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of the Borrower with such Lender (with notice to the Borrower). The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the applicable Lender the amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or an Event of Default has occurred and is continuing, such Lender may apply such payment to the Loans, any Acceptance Obligation or any other obligation of the Borrower under the Loan Documents in such manner as such Lender may determine to be appropriate, subject to Section 4.4). If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

         Section 4.4. Pro Rata Treatment. Unless set forth to the contrary herein (a) each Borrowing of Revolving Loans and (b) each payment by the Borrower with respect to any Revolving Loans, shall be made by, or credited to the account of, the Lenders pro rata in accordance with their respective Credit Percentages. Each payment of interest on the Revolving Loans made by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.

         Section 4.5. Sharing of Payments, Etc. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of such Lender's offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Loans hereunder (or other Obligations owing to such Lender hereunder) which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case such Lender shall promptly notify the Borrower and all other Lenders thereof; provided, however, such Lender's failure to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made


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
                                                                              36

by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment, pursuant to Section 4.4, should be distributed to the Lenders pro rata in accordance with their Credit Percentage, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Revolving Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with their respective Credit Percentages. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Revolving Loans or other Obligations owed to such other Lenders made by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 4.6. Unused Facility Fee. During the period from the Effective Date to but excluding the Commitment Termination Date, the Borrower shall pay to each Lender immediately upon receipt of invoice as of the last day of each calendar quarter ending on the last day of each March, June, September and December, a fee in an amount equal to three-sixteenths of one percent (0.1875%) of the amount by which such Lender's Commitment exceeded the average daily (a) aggregate outstanding balance of Revolving Loans and Money Market Loans made by such Lender during such quarter and (b) aggregate BA Face Amounts of the Acceptances created by such Lender during such quarter.

         Section 4.7. Agent's Fee. The Borrower agrees to pay a documentation fee to the Agent on or prior to the Closing Date in such amount as the Borrower and the Agent shall agree.

         Section 4.8. Increased Costs. The Borrower agrees that if: (a) any change after the Agreement Date in any law, executive order or regulation or in any request, guideline or directive of any administrative or governmental authority (whether or not having the force of law) or in the interpretation thereof by any court or administrative or governmental authority charged with administration thereof, shall either impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Loan or Acceptance or the Commitment of a Lender or impose on any Lender


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                                                                              37

any other condition regarding any Loan or Acceptance or such Lender's Commitment or (b) there shall occur any change after the Agreement Date in the basis of taxation of payments to any Lender of any amount owing to such Lender hereunder (except for a change in the rate of taxation on the overall net income of any Lender or the branches or foreign Subsidiaries of any Lender), and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to such Lender of making or maintaining any Loan or issuing or maintaining any Acceptance hereunder or to reduce the rate of return on capital with respect to any Loan or Acceptance, then, upon demand by any such Lender, the Borrower shall immediately pay to such Lender additional amounts which shall be sufficient to compensate such Lender for such increased cost, tax or reduced rate of return. A statement setting forth the basis for requesting such compensation and the method for determining the amount thereof, submitted by such Lender to the Borrower, shall be conclusive; provided, however, that such determinations are made reasonably and in good faith.

         Section 4.9. U.S. Taxes.

         (a) The Borrower agrees to pay to each Lender that is not a U.S. Person (as defined below) such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable; provided, however, that the foregoing obligation to pay such additional amounts shall not apply:

                 (i) to any payment to a Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender as provided in Section 10.6) and on the date of any change in the Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

                 (ii) to any U.S. Tax imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.


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
                                                                              38

For the purposes of this Section, (i) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (ii) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (iii) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (iv) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

                 (b) Within 30 days after paying any amount to any Lender from which the Borrower is required by law to make any deduction or withholding, and within 30 days after the Borrower is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

         Section 4.10. Agreement Regarding Interest and Charges. THE PARTIES HERETO HEREBY AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON THE BORROWER FOR THE USE OF MONEY IN CONNECTION WITH THIS AGREEMENT IS AND SHALL BE THE INTEREST AND FEES DESCRIBED IN SECTIONS 2.5 AND 3.3. THE PARTIES HERETO FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY THE LENDERS AND THE AGENT ON THE BORROWER IN CONNECTION WITH THIS AGREEMENT, INCLUDING ALL AGENCY FEES, FACILITY FEES, UNDERWRITING FEES, DEFAULT CHARGES, LATE CHARGES, ATTORNEYS' FEES AND REIMBURSEMENT FOR COSTS AND EXPENSES PAID BY THE AGENT OR ANY LENDER TO THIRD PARTIES OR FOR DAMAGES INCURRED BY THE AGENT OR ANY LENDER, ARE CHARGES MADE TO COMPENSATE THE AGENT OR ANY SUCH LENDER FOR UNDERWRITING OR ADMINISTRATIVE SERVICES AND COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY THE AGENT AND THE LENDERS IN CONNECTION WITH THIS AGREEMENT AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY PURSUANT TO OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 7-4-2 AND 7-4-18. ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY


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
                                                                              39

SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE. IN NO EVENT SHALL THE AMOUNT OF INTEREST DUE OR PAYABLE ON THE LOANS EXCEED THE MAXIMUM RATE OF INTEREST ALLOWED BY APPLICABLE LAW AND, IN THE EVENT ANY SUCH PAYMENT IS PAID BY THE BORROWER OR RECEIVED BY ANY LENDER, THEN SUCH EXCESS SUM SHALL BE CREDITED AS A PAYMENT OF PRINCIPAL, UNLESS THE BORROWER SHALL NOTIFY THE RESPECTIVE LENDER IN WRITING THAT THE BORROWER ELECTS TO HAVE SUCH EXCESS SUM RETURNED TO IT FORTHWITH. IT IS THE EXPRESS INTENT OF THE PARTIES HERETO THAT THE BORROWER NOT PAY AND THE LENDERS NOT RECEIVE, DIRECTLY OR INDIRECTLY, IN ANY MANNER WHATSOEVER, INTEREST IN EXCESS OF THAT WHICH MAY BE LAWFULLY PAID BY THE BORROWER UNDER APPLICABLE LAW.

         Section 4.11. Statements of Account. Upon request, each Lender will account to the Borrower monthly with a statement of Loans, Acceptances, charges and payments made to such Lender pursuant to this Agreement and the other Loan Documents, as well as the amount of such Lender's Commitment, and such account rendered by a Lender shall be deemed final, binding and conclusive upon Borrower unless such Lender is notified by the Borrower in writing within fifteen days after the date each account is delivered to Borrower that the Borrower objects to the information, calculations or items therein contained. Such notice shall only be deemed an objection to those items specifically objected to therein. The failure of any Lender to deliver such a statement of accounts shall not relieve or discharge the Borrower from its obligations hereunder.

         Section 4.12. Defaulting Lender's Status. Notwithstanding anything contained herein to the contrary, but in addition to provisions regarding the failure of a Lender to perform its obligations hereunder set forth elsewhere in this Agreement, so long as any Lender shall be in default in its obligation to fund any Revolving Loan or shall have rejected its Commitment, then such Lender shall not be entitled to receive any payments of principal of, or interest on, its Commitment or the Revolving Loans, or Acceptance Obligations or its share of any commitment or other fees payable hereunder, and for purposes of voting or consenting to matters with respect to the Loan Documents, such Lender shall be deemed not to be a "Lender" hereunder and such Lender's Commitment shall be deemed to be zero, unless and until (x) the Obligations have been paid in full,
(y) such failure to fulfill its obligation to fund is cured and such Lender shall have paid, as and to the extent provided in this Agreement, to the applicable party, such amount then owing together with interest on the amount of funds that such Lender failed to timely fund or (z) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable. No Commitment of any Lender shall be increased or otherwise affected by any such


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
                                                                              40

failure or rejection by any Lender. Any payments of principal or interest which would, but for this subsection, be paid to any Lender, shall be paid to the Lenders who shall not be in default under their respective Commitments and who shall not have rejected any Commitment, for application to the Loans or to provide cash collateral in such manner and order as shall be determined by the other Lenders.

         Section 4.13. Reliance. Neither the Agent nor any Lender shall incur any liability to the Borrower for acting upon any telephonic notice referred to in this Agreement which the Agent or any Lender believes in good faith to have been given by a person authorized to deliver a Notice of Syndicated Borrowing, a Money Market Quote Request, a Request for Acceptance, a Notice of Continuation or a Notice of Conversion on behalf of the Borrower or for otherwise acting in good faith under Sections 2.2, 2.3, 2.6, 2.7 and 3.1(c).

         Section 4.14. Maturity Date of Acceptances Past Commitment Termination Date. If, on the date (the "Facility Termination Date") this Agreement and the Bankers Acceptance Facility are terminated, any Acceptances created by a Lender remain outstanding, the Borrower shall, on the Facility Termination Date, deposit with such Lender an amount of money equal to the BA Face Amount of such Acceptances in the Cash Collateral Account of such Lender. If a timely presentment for payment with respect to any such Acceptance occurs after the Facility Termination Date, the Borrower authorizes such Lender to use the monies deposited in such Lender's Cash Collateral Account to make payment to the payee with respect to such presentment.

         Section 4.15. Cash Collateral Accounts. The Cash Collateral Account maintained by a Lender shall be in the name of such Lender as a cash collateral account and such Lender shall have sole dominion and control over, and sole access to, such Cash Collateral Account. Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in any Cash Collateral Account. The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in any Cash Collateral Account or any funds held therein, or (ii) create or permit to exist any Lien upon or with respect to any Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. Each Lender shall exercise reasonable care in the custody and preservation of any funds held in its Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which such Lender accords other funds deposited with such Lender, it being understood that no Lender shall have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in its Cash Collateral Account. Subject to the right of a Lender to withdraw funds from its Cash Collateral Account as provided herein, such Lender may in its sole discretion invest funds on deposit


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
                                                                              41

in its Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case, in Permitted Investments, as such Lender may select. Such proceeds, interest and income which are not so invested or reinvested in Permitted Investments shall be deposited and held by such Lender in its Cash Collateral Account.


                                   ARTICLE 5

                              CONDITIONS PRECEDENT

         Section 5.1. Conditions Precedent to Initial Loans and Acceptances. This Agreement, the obligation of the Lenders to make any Loans in accordance with the terms hereof and the obligation of the Lenders to create Acceptances in accordance with the terms hereof, are subject to the condition precedent that the Borrower deliver to the Agent and to each Lender each of the following, each of which shall be satisfactory in form and substance to the Agent and the Lenders:

         (a) A Revolving Note executed and delivered by the Borrower, payable to one of each of the Lenders;

         (b) A Money Market Note executed and delivered by the Borrower, payable to one of each of the Lenders;

         (c) A copy of the certificate of incorporation (certified as of a recent date by the Secretary of State of the State of Delaware) and by-laws (certified by the Secretary or Assistant Secretary of the Borrower) of the Borrower as in effect on the Effective Date;

         (d) A copy (certified by the Secretary of the Borrower) of all corporate action taken by the Borrower to authorize the execution, delivery and performance the Loan Documents to which the Borrower is a party;

         (e) Certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower who are authorized to execute and deliver the Loan Documents to which the Borrower is a party;

         (f) Certificates of good standing, qualification to do business or other similar certificates issued as of a recent date by the Secretary of State of each State in which the Borrower is currently doing business; and


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
                                                                              42

         (g) An opinion of Miller, Simpson & Tatum, counsel to the Borrower, addressed to the Lenders and the Agent in substantially the form of Exhibit G;

         (h)     The financial statements described in Section 6.1(j);

         (i) Copies of any policy of insurance (or a certificate of insurance issued by the applicable insurance company or agent) required to be maintained by the Borrower under any of the Loan Documents;

         (j) Evidence of payment of all fees and expenses then due and owing by the Borrower; and

         (k) Such other documents and instruments as the Agent or a Lender may reasonably request.

         Section 5.2. Conditions Precedent to All Loans and Acceptances. The obligation of the Lenders to make Loans or Continue or Convert Loans and of the Lenders to create Acceptances is subject to the further conditions precedent that (a) as of the date of each such Loan or Date of Issuance of each such Acceptance and after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing; (ii) the representations and warranties made or deemed made by the Borrower in this Agreement and the other Loan Documents to which it is a party, shall be true and correct on and as of the date of the making of such Loan or Date of Issuance of such Acceptance with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder; (iii) no Materially Adverse Change since the Effective Date shall have occurred and (iv) the proposed Loan or Acceptance, as the case may be, requested hereby satisfies all limitations set forth in the Credit Agreement and (b) the Lenders shall have received the applicable Money Market Quote Requests, Notices of Syndicated Borrowing or Requests for Acceptances, within the time periods provided therefor. Each Notice of Syndicated Borrowing, Money Market Quote Request, Request for Acceptance, Notice of Continuation and Notice of Conversion delivered by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such instrument and, unless the Borrower otherwise notifies the Lenders prior to the date of such Borrowing or issuance, as of the date of such Borrowing or issuance).

                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         Section 6.1. Representations and Warranties. The Borrower represents and warrants to the Agent and each Lender as follows:

         (a) Organization; Power; Qualification. The Borrower, and each Restricted Subsidiary, is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own or lease its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         (b) Subsidiaries. Schedule 6.1(b) states the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Borrower and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said Schedule constitute Restricted Subsidiaries. The Borrower and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock to each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

         (c) Authorization of Agreement, Notes, Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder and to execute, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby. This Agreement, the Notes and each of the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the duly authorized officers of the Borrower and each is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

         (d) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, any combination of the foregoing, or otherwise: (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower; (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Borrower, or any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Restricted Subsidiary other than Permitted Liens.

         (e) Compliance with Law; Governmental Approvals. The Borrower, and each Restricted Subsidiary, is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to it, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect on the Borrower and its Restricted Subsidiaries taken as a whole.

         (f) Titles to Properties. The Borrower and each Restricted Subsidiary has good, marketable and legal title to, or a valid leasehold interest in, its properties and assets including, but not limited to, those reflected on the consolidated balance sheet of the Borrower as at December 31, 1992, except those which have been disposed of subsequent to such date in the ordinary course of business and subject to no Liens except for Permitted Liens.

         (g) Indebtedness. Schedule 6.1(g) is a complete and correct listing of all Current Debt, Funded Debt, Capitalized Leases and Long-Term Leases of the Borrower and its Restricted Subsidiaries. The Borrower and its Restricted Subsidiaries have performed and are in compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Indebtedness.

         (h) Litigation. Except as set forth in Schedule 6.1(h), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower or any of the Restricted Subsidiaries or any of their respective property in any court or before any arbitrator of any kind or before or by any governmental body, which, if adversely determined, would have a Materially Adverse Effect on the Borrower and its Restricted Subsidiaries taken as a whole.

         (i) Tax Returns and Payments. All federal, state and other tax returns of the Borrower and its Restricted Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes,


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
                                                                              45

assessments and other governmental charges or levies upon the Borrower and each of its Restricted Subsidiaries and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.3.

         (j) Financial Statements. The Borrower has furnished to each Lender copies of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1992, and the related statements of income and cash flow and consolidated statement of changes in stockholders' equity for the periods covered thereby, each certified by the of the Treasurer of the Borrower to be, in her opinion, in compliance with the next succeeding sentence. Such balance sheet and statements (including in each case related schedules and notes) are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods. Except as disclosed in such balance sheet or statements, the Borrower and its consolidated Subsidiaries had no material liabilities, contingent or otherwise, and nor were there any material unrealized or anticipated losses of the Borrower and its consolidated Subsidiaries.

         (k) ERISA. Each Plan complies in all material respects with all Applicable Law and (i) no Reportable Event has occurred and is continuing with respect to any Plan, (ii) neither the Borrower nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and
(iii) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Borrower or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Borrower or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders.

         (l) Absence of Defaults. The Borrower is not in default under its certificate of incorporation or its bylaws, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by the Borrower any material agreement (other than this Agreement) or judgment,


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
                                                                              46

decree or order to which the Borrower is a party or by which the Borrower or any of its properties may be bound.

         (m) Accuracy and Completeness of Information. All written information, reports and other papers and data furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. No fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Materially Adverse Effect upon the Borrower and its Restricted Subsidiaries taken as a whole which has not been set forth in the financial statements referred to in Section 6.1(j) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Agreement Date. No document furnished or written statement made to the Agent or any Lender in connection with the negotiation, preparation of execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

         (n) Environmental Laws. The Borrower has obtained all Governmental Authorizations which are required under Environmental Laws and is in compliance in all respects with all terms and conditions of such Governmental Authorizations, and it is also in compliance in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws where the failure to so comply could have a Material Adverse Effect on the Borrower and its Restricted Subsidiaries, taken as a whole. The Borrower is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower or any Restricted Subsidiary, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice or violation, investigation, or proceeding pending or, to the Borrower's


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                                                                              47

knowledge, threatened, against the Borrower or any Restricted Subsidiary relating in any way to Environmental Laws.

         (o) Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or an "affiliated person" of any "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         (p) Use of Proceeds. The proceeds of all Loans and Acceptances will be used for interim acquisition financing and other general corporate purposes. None of the transactions contemplated by this Agreement (including, without limitation thereof, the use of proceeds of Loans and Acceptances) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Borrower nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds of the Loans or Acceptances will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

         Section 6.2. Survival of Representations and Warranties, Etc. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the date hereof and delivered to the Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of making each Loan, each Continuation or Conversion of a Loan and the Date of Issuance of each Acceptance, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder.


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                                   ARTICLE 7

                                   COVENANTS

         For so long as any of the Obligations remains unpaid or unperformed, or this Agreement is in effect, unless the Majority Lenders (or, if required pursuant to Section 10.7, all of the Lenders) shall otherwise consent in the manner provided for in Section 10.7:

         Section 7.1. Corporate Existence, Etc. The Borrower will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by
Section 7.12.

         Section 7.2. Insurance. The Borrower will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties. Notwithstanding the foregoing, each policy of insurance maintained by the Borrower or any Restricted Subsidiary shall contain a 30 day non-cancellation clause.

         Section 7.3. Taxes, Claims for Labor and Materials, Compliance with Laws; Environmental Compliance. (a) The Borrower will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Borrower or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Borrower or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Borrower or such Restricted Subsidiary; provided, however, that the Borrower or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Borrower or such Restricted Subsidiary or any material interference with the use thereof by the Borrower or such Restricted Subsidiary, and (ii) the Borrower or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Borrower will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended and ERISA, the violation of which could materially and


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                                                                              49

adversely affect the properties, business, prospects, profits or condition of the Borrower and its Restricted Subsidiaries or would result in any Lien not permitted under Section 7.10.

         (b) The Borrower shall comply with all applicable Environmental Laws, now existing or later enacted, except where the failure to so comply could not have a material adverse effect on the business, profits, prospects, properties or condition (financial or otherwise) of the Borrower or any Restricted Subsidiary. The Borrower at its sole expense shall take or cause to be taken all appropriate action necessary to cure any violation by the Borrower of any applicable Environmental Laws, which violation could have a Materially Adverse Effect on the Borrower or any Restricted Subsidiary. The Borrower shall not manufacture, possess, use, generate, store, transport, treat, release, discharge, emit or dispose any Hazardous Material except in de minimus amounts and in compliance in all material respects with all applicable Environmental Law. The Borrower shall promptly take, or cause to be taken, in compliance with all applicable Environmental Law, all response action required or directed by any governmental authority to abate, clean up, remove and remediate any Hazardous Material released at, disposed at, contaminating, polluting or impairing, any real or personal property owned, occupied or operated by the Borrower.

         Section 7.4. Maintenance, Etc. The Borrower will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

         Section 7.5. Nature of Business. Neither the Borrower nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Restricted Subsidiaries as described in Schedule 7.5 hereto.

         Section 7.6. Current Ratio. The Borrower will at all times keep and maintain the ratio of Consolidated Current Assets to Consolidated Current Liabilities at not less than 1.25 to 1.00.

         Section 7.7. Consolidated Tangible Net Worth. The Borrower will at all times during each fiscal quarter keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (a) the Base Amount and (b) 20% of Consolidated Net Income for each fiscal year of the Borrower, beginning with the fiscal year starting January 4, 1993 (it being agreed that for the purposes of


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                                                                              50

making any calculation under this clause (b), Consolidated Net Income which is a deficit figure for any such fiscal year shall be deemed to be zero).

         Section 7.8. Indebtedness Ratios. (a) The Borrower will not at any time permit the ratio of Consolidated Funded Debt to Total Capitalization to exceed 45%.

         (b) The Borrower will not at any time permit the ratio of Basket Indebtedness to Consolidated Tangible Net Worth to exceed 20%.

         (c) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

         Section 7.9. Fixed Charges Coverage Ratio. The Borrower will keep and maintain the ratio of Net Income Available for Fixed Charges to Fixed Charges (determined as of the end of each fiscal quarter for the period of four consecutive fiscal quarters ending on such quarter end date, taken as a single accounting period) at not less than 2.00 to 1.00.

         Section 7.10. Limitation on Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except the following (collectively, "Permitted Liens"):

         (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 7.3;

         (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;


                                       94
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                                                                              51

         (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

         (d) Minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Restricted Subsidiaries;

         (e) Liens securing Indebtedness of a Wholly-owned Restricted Subsidiary to Borrower or to another Wholly-owned Restricted Subsidiary and any extension, renewal or replacement of any such Lien provided, that (i) the Lien so extended, renewed or replaced shall not encumber any property of the Borrower or any Restricted Subsidiary which was not subject to the Lien so extended, renewed or replaced, and (ii) there shall be no increase in the principal amount of Indebtedness secured by such Lien;

         (f) Liens on inventories of the Borrower consisting of sugar processed from sugar beets and sugarcane securing Current Debt of the Borrower or any Restricted Subsidiary to the United States Commodity Credit Corporation, provided that the sole recourse of the United States Commodity Credit Corporation for any Current Debt so secured shall be to the related seasonal sugar inventories of the Borrower and shall not extend to any other sugar inventories whether existing at the time such Current Debt is incurred or arising thereafter or to the general credit of the Borrower;

         (g) Liens incurred after the Agreement Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Borrower or a Restricted Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Borrower or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not


                                       95
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                                                                              52

incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Borrower or a Restricted Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Borrower), and (iii) all Indebtedness secured by such Liens is otherwise permitted by the provisions of this Agreement, including, without limitation thereof, by the provisions of Sections 7.8 and 7.9 (all such Liens incurred pursuant to and in accordance with this subsection being hereinafter referred to as "Purchase Money Liens");

         (h) in addition to those Liens permitted by the immediately preceding subsections (a) through (g), any Lien (other than any Lien securing Debt of the Borrower or any Restricted Subsidiary which is not a Purchase Money
Lien) created after the Agreement Date, provided that the Indebtedness secured by any such Lien is otherwise permitted by the provisions of this Agreement, including, without limitation thereof, by the provisions of Sections 7.8 and 7.9; and

         (i)     Liens in existence on the date hereof and specified on
Schedule 7.10 including any renewals, extensions or refundings (but not increases) of the indebtedness incurred in connection therewith to the extent of the principal amount thereof outstanding on the Closing Date.

         Section 7.11. Investments. The Borrower will not, and will not permit any Restricted Subsidiary to, make any Investments, other than:

         (a) Investments by the Borrower and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

         (b) Investments in commercial paper of any Person maturing in 360 days or less from the date of issuance thereof which, at the time of acquisition by the Borrower or any Restricted Subsidiary, are accorded a rating of A-1 or better by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.;

         (c) Investments in (i) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof, and (ii) obligations (including, without limitation, notes and bonds) of any Person which at the time of acquisition by the Borrower or any Restricted Subsidiary, are accorded a long term rating of AA or better by


                                       96
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                                                                              53

Standard & Poor's Corporation or a long term rating of Aa3 or better by Moody's Investors Service, Inc., or their respective successors, and which mature in twelve months or less from the date of acquisition thereof, it being agreed that the maturity of any obligation shall include puts, announced calls, auctions or other similar features which allow redemption by the holder of any such obligation;

         (d) Investments in deposits, certificates of deposit or bankers' acceptances, in each case maturing within one year from the date of issuance thereof, issued by a bank or trust company approved by the Board of Directors of the Borrower, organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit at the time of acquisition thereof by the Borrower or a Restricted Subsidiary, are accorded a rating of A or better by Standard & Poor's Corporation or A2 or better by Moody's Investors Service, Inc., or their respective successors;

         (e) Investments in so-called "money market preferred stock", (the dividends with respect to which are reset at least four times annually) issued by a corporation organized under the laws of the United States or any state thereof and whose common stock is listed on the American or New York Stock Exchange, which preferred stock at the time of acquisition thereof by the Borrower or any Restricted Subsidiary, is accorded a rating of "A" or better by Standard and Poor's Corporation or "A2" or better by Moody's Investor Service, Inc., or an equivalent rating by any other nationally recognized credit rating agency of similar standing;

         (f) Investments in repurchase agreements maturing in 30 days or less with a bank or trust company which is a primary government securities dealer (as chosen by the United States Federal Reserve Bank) or which meets the requirements of subsection (d) of this Section and which repurchase agreements are fully secured by obligations of the type described in clause (i) of subsection (c) of this Section;

         (g) Investments in shares of mutual funds operated by Merrill Lynch & Co., Smith Barney, Harris Upham & Co. and John Nuveen & Co., and other United States corporations of similar national standing approved by the Board of Directors of the Borrower, in any case whose investments are limited to those permitted by subsections (b), (c), (d) and (e) of this Section;

         (h) Loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Restricted Subsidiary;


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                                                                              54

         (i) Receivables arising from the sale of goods and services in the ordinary course of business of the Borrower and its Restricted Subsidiaries, whether evidenced by a note or otherwise;

         (j) Related Investments in an amount not exceeding (i) 30% of Total Capitalization minus (ii) the amount of Unrelated Investments at the time outstanding; and

         (k)     Unrelated Investments in an amount not exceeding the lesser of
(i) $20,000,000 or (ii) (A) 30% of Total Capitalization minus (B) the amount of Related Investments at the time outstanding.

         In valuing any Investments for the purpose of applying the limitations set forth in this Section, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         For purposes of this Section, at any time when a corporation becomes a Restricted Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time.

         Section 7.12. Mergers, Consolidations and Sales of Assets. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of (including, without limitation, any disposition in connection with a sale and leaseback transaction) all or any substantial part (as defined in subsection (e) of this Section) of the assets of the Borrower and its Restricted Subsidiaries; provided, however, that:

                          (1) any Restricted Subsidiary may merge or consolidate with or into the Borrower or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation;

                          (2) the Borrower may consolidate or merge with any other corporation if (i) either (A) the Borrower shall be the surviving or continuing corporation, or (B) if the Borrower is not the surviving or continuing corporation, the corporation (hereinafter called the "Surviving Corporation") formed by such consolidation or the corporation into which the Borrower shall have been merged (y) shall be a corporation organized under the


                                       98
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                                                                              55

                 laws of the United States, or any state, territory or possession of the United States or the District of Columbia, and (z) shall have expressly and unconditionally assumed by a written instrument satisfactory in form to the Lenders all of the Obligations and the due and punctual performance of all the covenants and conditions of this Agreement and the other Loan Documents to which the Borrower is a party and shall have furnished the Lenders an opinion of counsel satisfactory to the Lenders and the Agent to the effect that such instrument has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Corporation enforceable in accordance with its terms, and (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (iii) the financial condition, business or operations of the Borrower (whether or not it is the surviving corporation) shall not be materially and adversely affected thereby; and

                          (3) any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Borrower or any Wholly-owned Restricted Subsidiary.

                 (b) The Borrower will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Borrower or a Wholly-owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Borrower and/or a Restricted Subsidiary whereby the Borrower and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

                 (c) The Borrower will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualified directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a Wholly-owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:


                                       99
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                                                                              56

                          (i) the Board of Directors of the Borrower shall have determined, as evidenced by a resolution thereof (a copy of which, certified as true and correct by the chief financial officer of the Borrower, shall be promptly furnished to the Agent and the Lenders), that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Borrower; and

                          (ii) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Borrower and its Restricted Subsidiaries.

                 (d) In addition to the foregoing restrictions with respect to the sale of assets contained in this Section, the Borrower will not, and will not permit any Restricted Subsidiary to, discount or sell any of its notes receivable or accounts receivable other than at face value and without recourse.

                 (e) As used in this Section, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Borrower and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Restricted Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 20% of Consolidated Assets, determined as of the end of the immediately preceding fiscal year.
         Any sale of assets shall not be included in any computation under this subsection (e) to the extent that the proceeds of such sale are applied, within one year after such sale, (i) to the purchase of other fixed assets useful and to be used in the business of the Borrower and its Restricted Subsidiaries and, pending such application, are maintained by the Borrower or any Restricted Subsidiary in a segregated account or (ii) to prepay the Obligations pursuant to the terms of Section 2.12.

         Section 7.13. Guaranties. The Borrower will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except (a) Guaranties of the Borrower or any Restricted Subsidiary guaranteeing obligations of any Restricted Subsidiary incurred in the ordinary course of business, which obligations do not constitute Debt and are not otherwise prohibited hereunder, or (b) Guaranties of the Borrower or any Restricted Subsidiary which constitute Debt, are limited in amount to a stated maximum dollar exposure or contribution and are permitted by the provisions of this Agreement including, without limitation, Sections 7.8 and 7.9.


                                      100
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                                                                              57

         Section 7.14. Designation of Restricted Subsidiaries. The Borrower may at any time designate any Subsidiary to be a Restricted Subsidiary by resolution of the Board of Directors of the Borrower (a copy of which shall be promptly furnished to the Lenders); provided, however, that no Subsidiary shall be designated as a Restricted Subsidiary if, at the time thereof or after giving effect to such designation, any Default or Event of Default shall occur and then be continuing. The Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary by resolution of the Board of Directors of the Borrower (a copy of which shall be promptly furnished to the Lenders); provided, however, that (i) no Restricted Subsidiary shall be designated an Unrestricted Subsidiary if, at the time thereof or after giving effect to such designation, any Default or Event of Default shall exist and (ii) any such designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be irrevocable.

         Section 7.15. Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         Section 7.16. Termination of Pension Plans. The Borrower will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Borrower or any Subsidiary pursuant to Section 4068 of ERISA.

         Section 7.17. Reports and Rights of Inspection. The Borrower will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Borrower or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to each Lender pursuant to this Section and concurred in by the independent public accountants referred to in subsection (b) of this Section), and will furnish to each Lender (in duplicate if so specified below or otherwise requested):

         (a) Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:


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                                                                              58

                 (i) consolidated balance sheets of the Borrower and its Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                 (ii) consolidated statements of income of the Borrower and its Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                 (iii) consolidated statements of cash flows of the Borrower and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Borrower;

         (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, copies of:

                 (i) consolidated and consolidating balance sheets of the Borrower and its Restricted Subsidiaries as of the close of such fiscal year, and

                 (ii) consolidated and consolidating statements of income and retained earnings and cash flows of the Borrower and its Restricted Subsidiaries for such fiscal year, and in each case setting forth in comparative form the consolidated figures for the preceding fiscal years all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Borrower to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

         (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Borrower or any Restricted Subsidiary, the subject matter of which could have a material adverse effect on the assets, business, operations or financial condition of the Borrower or such Restricted Subsidiary, as the case may be, and any management letter received from such accountants;

         (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any material orders in any material proceedings to which the Borrower or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Borrower or any of its Subsidiaries;

         (e) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan as to which the PBGC by regulation has not waived the 30 day notification requirement; provided, however, that the loss of plan qualification and the failure to meet the minimum funding standards shall be Reportable Events requiring notice hereunder regardless of the issuance of any waivers of notice to the PBGC; (ii) the institution of any steps by the Borrower, any ERISA Affiliate, the PBGC or any other person to terminate any Plan by means of a distress termination under
Section 4041(c) of ERISA or an involuntary termination under Section 4042 of ERISA; (iii) the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Plan which would result in withdrawal liability in excess of $1,000,000; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Borrower or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

         (f) Officer's Certificates. Within the periods provided in the immediately preceding subsections (a) and (b), a certificate of an authorized financial officer of the Borrower stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Borrower was in compliance with the requirements of Section 7.6 through Section
7.16 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on


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                                                                              60

the date of the certificate or existed at any time during the period covered by such financial statements (including, specifically, at the time of any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary) any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Borrower is taking and proposes to take with respect thereto;

         (g) Accountant's Certificates. Within the period provided in the immediately preceding subsection (b), a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

         (h) Unrestricted Subsidiaries. Within the periods provided in the immediately preceding subsection (b), financial statements of the character and for the dates and periods as in each subsection (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis);

                 (i) Additional Information. Within 5 Business Days after any senior officer of the Borrower obtains knowledge of:

                          (i) the institution of legal proceedings against the Borrower and/or any Restricted Subsidiary, which has a reasonable possibility of having a Materially Adverse Effect on the Borrower and its Restricted Subsidiaries, taken as a whole, or which in any manner draws into question the validity of or has a reasonable possibility of impairing the ability of the Borrower to perform its obligations hereunder or under any other Loan Documents; or

                          (ii) any (A) Environmental Liabilities which could result in penalties, fines, claims or other liabilities in amounts, individually or in the aggregate, in excess of $1,000,000, (B) pending, threatened or anticipated Environmental Proceedings which has a reasonable possibility of having a Materially Adverse Effect on the Borrower and its Restricted Subsidiaries, taken as a whole, (C) Environmental Notices, (D) Environmental Judgments and Orders, or (E) Environmental Releases at, on, in, under or in any way materially affecting the Properties; the


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                                                                              61

                 Borrower will deliver to each Lender an Officer's Certificate specifying the nature and period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto.

         (j) Requested Information. With reasonable promptness, such other data and information as the Agent or any Lender may reasonably request.

Without limiting the foregoing, the Borrower will permit the Agent and each Lender (or such Persons as the Agent or any Lender may designate), to visit and inspect, under the Borrower's guidance, any of the properties of the Borrower or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss with the Agent and each Lender the finances and affairs of the Borrower and its Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Borrower shall not be required to pay or reimburse the Agent or any Lender for expenses which the Agent or any Lender may incur in connection with any such visitation or inspection; provided, however, that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Borrower agrees to reimburse the Agent and each Lender for all such expenses promptly on demand.


                                   ARTICLE 8

                                    DEFAULT

         Section 8.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

         (a) Default in Payment. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or interest on, any of the Loans or Notes, or any amount payable hereunder when and as required to be made pursuant to any Acceptance Obligation, or shall fail to pay when due any of the other obligations owing by the Borrower under this Agreement or any other Loan Document.


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                                                                              62

         (b) Misrepresentations. Any statement, representation or warranty made or deemed made by or on behalf of the Borrower in writing under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower to the Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

         (c) Default in Performance. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Sections 7.6 through 7.13 or (ii) the Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and the continuance of such failure for a period of 30 days after the earlier of (A) the day on which the Borrower first obtains knowledge of such failure or (B) the day on which written notice of such failure is given to the Borrower by the Agent.

         (d)     Indebtedness Cross-Default.

                 (i) The Borrower shall fail to pay when due and payable the principal of, or interest on, any Debt (other than the Loans) in an aggregate amount in excess of $1,000,000; or

                 (ii) the maturity of any such Debt shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Debt or (B) been required to be prepaid prior to the stated maturity thereof; or

                 (iii) any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition or any combination of the foregoing, would permit any holder or holders of such Debt, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate such maturity and such Person shall not have waived its right to so accelerate with respect to such event.

         (e) Other Cross-Defaults. The Borrower shall default in the payment when due, or in the performance or observance, of any material obligation or condition of any contract or lease (other than one of the Loan Documents or one relating to Debt) to which it is a party if such default would have a Materially Adverse Effect on the Borrower and its Restricted Subsidiaries taken as a whole, unless, but only as long as, the existence of any such default is being contested by the Borrower in good faith by appropriate proceedings, adequate reserves in


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                                                                              63

respect thereof have been established on the books of the Borrower and the contest thereof by the Borrower will not have a Materially Adverse Effect on the Borrower and its Restricted Subsidiaries taken as a whole as determined by the Majority Lenders in their sole discretion.

         (f) Voluntary Bankruptcy Proceeding. The Borrower or any Subsidiary of the Borrower shall: (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any state or federal law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

         (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Subsidiary of the Borrower, in any court of competent jurisdiction seeking: (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person.

         (h) Litigation. The Borrower shall challenge or contest in any action, suit or proceeding in any court or before any arbitrator or governmental body the validity or enforceability of this Agreement, any Note or any other Loan Document.

         (i) Judgment. A judgment or order for the payment of money shall be entered against the Borrower or any Restricted Subsidiary by any court which exceeds, individually or together with all other such judgments or orders, $5,000,000 in amount and such judgment or order shall continue undischarged or unstayed for a period of 30 days.

         (j) Attachment. A warrant or writ of attachment or execution or similar process shall be issued against any property of the Borrower or any Restricted Subsidiary which exceeds, individually or together with all other such


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                                                                              64

processes, $5,000,000 in amount and such process shall continue undischarged for a period of 30 days.

         (k) ERISA. (i) Any Termination Event with respect to a Plan shall occur; (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA; or (iii) the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

         (l) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

         (m) Cessation of Operations. The present business operations of the Borrower or any Restricted Subsidiary shall be suspended for a period of twenty-one consecutive days or more.

         (n) Ownership; Board of Directors. Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any successor regulation)) of more than 20% of the voting stock of the Borrower; or during any period of 25 consecutive calendar months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board.

         Section 8.2. Remedies. Upon the occurrence of an Event of Default the following provisions shall apply:

         (a)     Acceleration; Termination of Facilities.

                 (i) Automatic. Upon the occurrence of an Event of Default specified in Sections 8.1(f) or (g), (A)(i) the principal of, and the interest on, the Loans and the Notes at the time outstanding,
         (ii) an amount equal to the BA Face Amount of all Acceptances outstanding as of the date of the occurrence of the Event of Default and (iii) all of the other obligations of the Borrower hereunder, including, but not limited


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                                                                              65

         to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents, and all other Obligations, shall become automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) the Loan Facility and the Bankers Acceptance Facility, the obligation of the Lenders to make Loans under the Loan Facility, the obligation of the Lenders to create Acceptances under the Bankers Acceptance Facility and each Lender's Commitment shall immediately and automatically terminate.

                 (ii) Optional. If any other Event of Default shall have occurred and be continuing, the Agent, at the direction of the Majority Lenders, shall, or each Lender, with the consent of the Majority Lenders, may: (A) declare (i) the principal of, and interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the BA Face Amount of all Acceptances outstanding as of the date of the occurrence of the Event of Default and (iii) all of the other obligations of the Borrower hereunder, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents, and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Loan Facility and the Bankers Acceptance Facility, the obligation of the Lenders to make Loans under the Loan Facility and the obligation of the Lenders to create Acceptances under the and Bankers Acceptance Facility and each Lender's Commitment.

         (b) Loan Documents. The Agent, upon the direction of the Majority Lenders, shall, and each Lender, with the consent of the Majority Lenders, may, exercise any and all of its rights under any and all of the other Loan Documents.

         (c) Cash Collateral. Each Lender, with the consent of the Majority Lenders, may require the Borrower (rather than prepaying the Acceptances as required by Section 11.02(a) above) to deposit into such Lender's Cash Collateral Account the amounts specified in Sections 8.2(a)(i)(A)(ii) or 8.2(a)(ii)(A)(ii) owing to such Lender, as applicable. The monies so deposited therein shall be used in the manner specified in Section
4.15 as if the Facility Termination Date were the date the applicable Event of Default had occurred.

         Section 8.3. Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which


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                                                                              66

it would otherwise have under Applicable Law. In exercising its rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.


                                   ARTICLE 9

                                   THE AGENT

         Section 9.1. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms and thereof, together with such powers as are reasonably incidental thereto. The power of attorney set forth hereinabove shall be irrevocable and coupled with an interest. The relationship between the Agent and the Lenders shall be that of principal and agent only and nothing herein shall be construed to deem the Agent a trustee for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Majority Lenders have so directed the Agent in writing to exercise such right or remedy.

         Section 9.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for the Borrower), independent public


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                                                                              67

accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby; and (e) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

         Section 9.3. NationsBank as Lender. NationsBank as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include NationsBank in each case in its individual capacity. NationsBank and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower and any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders.

         Section 9.4. Lender Credit Decision, Etc. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates has made any representations or warranties to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, and based on the financial statements of the Borrower and its Affiliates, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel


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                                                                              68

to the Agent, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates.

         Section 9.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with the Lenders' respective Credit Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or if the Agent fails to follow the written direction of the Majority Lenders unless such failure is pursuant to the advice of counsel of which the Lenders have received notice. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.

         Section 9.6. Actions by Majority Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Majority Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

         Section 9.7. Successor Agent. The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. In the event of a material breach of its duties hereunder, the


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                                                                              69

Agent may be removed as Agent under the Loan Documents at any time by the Majority Lenders and the Borrower. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with, so long as no Default has occurred and is continuing, the consent of the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the resigning Agent's giving of notice of resignation or the Majority Lenders' removal of the resigning Agent, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having combined capital and surplus of at least $500,000,000 and reasonably acceptable to the Majority Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any resigning Agent's resignation or removal hereunder as Agent, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.


                                   ARTICLE 10

                                 MISCELLANEOUS

         Section 10.1. Notices. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

         If to the Borrower:

                 Savannah Foods & Industries, Inc.
                 Two East Bryan
                 Savannah, Georgia  31402
                 Attention:  Treasurer
                 Telecopy number:  (912) 233-9783
                 Telephone number:  (912) 651-5046

         If to the Agent or any Lender:

                 To such Person's address or telecopy number, as applicable, set forth on the then current Annex I attached hereto.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications


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                                                                              70

shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Articles 2, 3 and 4 shall be effective only when actually received.

         Section 10.2. Expenses. The Borrower will pay all present and future expenses of the Agent and each of the Lenders in connection with:

         (a) the negotiation, preparation, execution, delivery and administration of this Agreement, the Notes and each of the other Loan Documents, whenever the same shall be executed and delivered, including appraisers' fees, search fees, recording fees and the reasonable fees and disbursements of: (i) counsel for the Agent and (ii) each local counsel retained by the Agent; provided, however, that the Borrower shall be responsible for the fees and expenses of one law firm as counsel for the Agent for the negotiation, preparation, execution and delivery of the Loan Documents;

         (b) the negotiation, preparation, execution and delivery of any waiver, amendment or consent by the Agent or any Lender relating to this Agreement, the Notes or any of the other Loan Documents or in connection with the assignment of any Lender's Commitment hereunder or sales of participations therein, including the fees and disbursements of counsel to the Agent or such Lender or in connection with any of the foregoing;

         (c) any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement, the Notes and the other Loan Documents, or any material amendment to the terms of this Agreement or any other Loan Document, including the fees and disbursements of counsel to the Agent or to any Lender;

         (d) the collection or enforcement of the obligations of the Borrower under this Agreement, the Notes or any other Loan Document including the reasonable fees and disbursements of counsel (actually incurred by such counsel) to the Agent or to any Lender if such collection or enforcement is done by, through or with the assistance of an attorney;

         (e) prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement, the Notes or any of the other Loan Documents, which expenses shall include the fees and disbursements of counsel to the Agent or any Lender and of experts and other consultants retained by the Agent or any Lender;

         (f) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement, the Notes or any of the other Loan


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                                                                              71

Documents including the reasonable fees and disbursements of counsel to the Agent or any Lender; and

         (g) to the extent not already covered by any of the preceding subsections, any bankruptcy or other proceeding of the type described in Sections 8.1(f) or (g), and the fees and disbursements of counsel to the Agent and any Lender incurred in connection with the representation of the Agent or such Lender in any matter relating to or arising out of any such proceeding, including without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Agent or such Lender and (iii) the negotiation and preparation of any plan of reorganization of the Borrower, whether proposed by the Borrower, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

         Section 10.3. Stamp, Intangible and Recording Taxes. The Borrower will pay any and all stamp, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

         Section 10.4. Setoff. Subject to Section 4.5 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, each Lender is hereby authorized by the Borrower, at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any Affiliate of such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not the Majority Lenders shall have declared any or all of the Loans and all other Obligations to be due and payable as permitted by Section 8.2, and although such obligations shall be contingent or unmatured.

         Section 10.5. Assignability. Each Lender may sell, assign, transfer, negotiate, and grant participations in, or otherwise dispose of (for purposes of this Section 10.5, a "Transfer"), all or any portion of its rights and benefits under this Agreement or under the Notes that such Lender is issued to any Person and in the event of any Transfer by such Lender, all references herein to such Lender shall be deemed a reference to such Lender's transferee or participant to the extent of its participation; provided, however, unless a Transfer shall be to an affiliate of a Lender or pursuant to a Transfer under Section 4.5 hereof or in connection with a participation under which the participant does not have any voting rights other than with respect to amendments or waivers of material provisions of the Credit Agreement, no Transfer shall occur without the prior written consent of the Borrower (such consent not to be unreasonably withheld). The Borrower hereby agrees that any transferee or participant purchasing a participation in the Loans under this Agreement may exercise all rights of offset, banker's lien and counterclaim with respect to such participation as fully as if such transferee or participant were a holder of a "Loan" in the amount of such participation. In the case of any Transfer (other than a participation unless otherwise agreed by such Lender with its participant), such transferee shall have all rights and duties under this Agreement as if such transferee were the Lender. The Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Lenders.

         Section 10.6. Amendments. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any Affiliate of the Borrower of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Lenders. Notwithstanding the foregoing, the rates of interest on the Loans and the Notes, the dates on which any interest payable by the Borrower under any Loan Document is due, the Commitment Termination Date, the repayment obligations with respect to any Acceptance Obligations, the amount and payment date of any Fees and this Section may not be amended, or the Borrower's compliance thereunder may not be waived, without the written consent of all the Lenders and the Borrower. Further, the definition of Majority Lenders (or any minimum requirement necessary for the Lenders or Majority Lenders to take action hereunder) may not be amended without the written consent of all of the Lenders and the Borrower. Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Lender or the Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article 9 (other than the provisions of Section 9.7). In addition, the Borrower and the Lenders hereby authorize the Agent to modify this Agreement by unilaterally amending or supplementing Annex I from time to time in the manner requested by the Borrower, the Agent or any Lender in order to reflect any assignments or transfers of the Commitments as provided for hereunder; provided, however, that the Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

         Section 10.7. Nonliability of Agent and Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower, nor shall the Agent have any fiduciary duty to any Lender. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         Section 10.8. Information. Except as otherwise provided by law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (i) to any of their respective Affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (ii) as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder; (iii) as required by any Governmental Authority or representative thereof or pursuant to legal process;
(iv) to such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (v) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise of the Agent's or any Lender's rights hereunder or under any of the other Loan Documents; or (vi) to any other Person to which such delivery or disclosure may be necessary or appropriate (x) in compliance with any law, rule, regulation or order applicable to such Lender, (y) in response to any subpoena or other legal process or informal investigative demand or (z) in connection with any litigation to which such Lender is a party.

         Section 10.9. Indemnification. The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to: (i) this Agreement or the transactions contemplated thereby; (ii) the making of Loans or the creation of Acceptances; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Acceptances; or
(iv) the Agent's or any Lender's entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by the Borrower, the Agent or any of the Lenders in connection with compliance by the Borrower or any of its Affiliates, or any of their respective properties, with any federal, state or local Environmental Laws or other environmental rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other obligations set forth in this Agreement.

         Section 10.10. Survival. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 10.2 and 10.10 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

         Section 10.11. Titles and Captions. Titles and captions of Articles, Sections, Schedules, Exhibits, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         Section 10.12. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 10.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 10.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

                        [Signatures on Following Pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                   THE BORROWER:

                                   SAVANNAH FOODS & INDUSTRIES, INC.


                                   By:
                                      ----------------------------------
                                         Name:
                                         Title:

                                   THE DOCUMENTATION AGENT:

                                   NATIONSBANK OF GEORGIA, NATIONAL
                                   ASSOCIATION, as Agent


                                   By:
                                       ---------------------------------
                                   Name:
                                         -------------------------------
                                   Title:
                                         -------------------------------

                                   Address for Notices:

                                   600 Peachtree Street
                                   Atlanta, Georgia 30308
                                   Attention: Ms. Jan Serafen
                                   Telephone:  (404) 607-5549
                                   Telecopy:  (404) 607-6467



                      [Signatures Continued On Next Page.]

                                   THE LENDERS:

                                   NATIONSBANK OF GEORGIA, NATIONAL
                                   ASSOCIATION



                                   By:
                                       ---------------------------------
                                   Name:
                                         -------------------------------
                                   Title:
                                          ------------------------------

                                   Address for Notices and Acceptances:

                                   600 Peachtree Street
                                   Atlanta, Georgia  30308
                                   Attention:  Ms. Jan Serafen
                                   Telephone:  (404) 607-5549
                                   Telecopy:  (404) 607-6467




                      [Signatures Continued On Next Page.]

                                   WACHOVIA BANK OF GEORGIA



                                   By:
                                       ---------------------------------
                                   Name:
                                         -------------------------------
                                   Title:
                                          ------------------------------

                                   Address for Notices and Acceptances:

                                   191 Peachtree Street, NE
                                   Atlanta, Georgia  30303-1757
                                   Attention:  Mr. Stephen F. Blake
                                   Telephone:  (404) 332-4078
                                   Telecopy:  (404) 332-6920





                      [Signatures Continued On Next Page.]

                                   TRUST COMPANY BANK



                                   By:
                                       ---------------------------------
                                   Name:
                                         -------------------------------
                                   Title:
                                          ------------------------------


                                   Address for Notices and Acceptances:

                                   25 Park Place, NE
                                   Center Code 120
                                   Atlanta, Georgia  30303
                                   Attention:  Mr. John K. Shoffner
                                   Telephone:  (404) 827-6819
                                   Telecopy:  (404) 588-8833



                      [Signatures Continued On Next Page.]

                                   THE FUJI BANK, LIMITED


                                   By:
                                       ------------------------------
                                   Name:
                                         ----------------------------
                                   Title:
                                          ---------------------------

                                   Address for Notices:

                                   245 Peachtree Center Avenue, NE
                                   Atlanta, Georgia  30303-1208
                                   Attention:  Mr. Scott L. Keller
                                   Telephone:  (404) 653-2113
                                   Telecopy:  (404) 653-2119





                      [Signatures Continued On Next Page.]

                                   SECOND NATIONAL BANK


                                   By:
                                       --------------------------
                                   Name:
                                         ------------------------
                                   Title:
                                          -----------------------

                                   Address for Notices:

                                   101 N. Washington Avenue
                                   Saginaw, Michigan  48607
                                   Attention:  Ms. Joyce M. Van Ochten
                                   Telephone:  (517) 776-7433
                                   Telecopy:  (517) 776-7420


                                   NBD BANK, NA


                                   By:
                                       --------------------------
                                   Name:
                                         ------------------------
                                   Title:
                                          -----------------------

                                   Address for Notices:

                                   611 Woodward Avenue
                                   Detroit, Michigan  48226
                                   Attention:  Mr. John C. Otteson
                                   Telephone:  (313) 225-3677
                                   Telecopy:  (313) 225-2649

                                   CANADIAN IMPERIAL BANK
                                     OF COMMERCE



                                   By:
                                      -------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                         ----------------------------

                                   Address for Notices:

                                   2727 Paces Ferry Road, Suite 1200
                                   Atlanta, Georgia  30339
                                   Attention:  Ms. Kelly Cannon
                                   Telephone:  (404) 319-4905
                                   Telecopy:   (404) 319-4954

                                   For Money Market Loans:

                                     Carol L. Kizzia
                                     (212) 856-3693

                                   Address for Acceptances:

                                   425 Lexington Avenue
                                   New York, New York  10017
                                   Attention:   Ms. Rose Black
                                                Vice President
                                                Cash Service Dept.
                                                2nd Floor
                                   Telephone:  (212) 856-6708
                                   Telecopy:   (212) 856-3873





                      [Signatures Continued On Next Page.]

                          ANNEX I TO CREDIT AGREEMENT

                               LIST OF LENDERS,
                        COMMITMENTS AND LENDING OFFICES

NATIONSBANK OF GEORGIA,
  NATIONAL ASSOCIATION                   Initial Commitment Amount:  $40,000,000
                                         Initial Credit Percentage:    27.59%
Lending Office (All Types):

21st Floor
600 Peachtree Street, N.E.
Atlanta, Georgia  30308
Telecopy Number: (404) 607-6176

Wiring Instructions:

ABA #061000052
Attn:  Corporate Loan Services - Acct. #0136621-0101997

WACHOVIA BANK OF GEORGIA                 Initial Commitment Amount:  $25,000,000
                                         Initial Credit Percentage:    17.24%
Lending Office (All Types):

191 Peachtree Street, N.E.
Mail Code GA-212
Atlanta, Georgia  30303-1251
Telecopy Number: (404) 352-6920

Wiring Instructions:

ABA #0610 000 10    Loan Clearing Account 18-800-621
Attn:  Barbara Smith

TRUST COMPANY BANK                       Initial Commitment Amount:  $25,000,000
                                         Initial Credit Percentage:    17.24%
Lending Office (All Types):

P.O. Box 4418 Mail Code 126
Atlanta, Georgia  30302
Telecopy Number: (404) 588-8833

Wiring Instructions:

ABA #061000104 Wire Clearing General Account # 8892170730
Instructions:  Please notify Susan Deisenroth at extension 8038


CANADIAN IMPERIAL BANK
  OF COMMERCE                            Initial Commitment Amount:  $25,000,000
                                         Initial Credit Percentage:    17.24%
Lending Office (All Types):


425 Lexington Avenue
New York, New York  10017
Telecopy Number: (212) 856-3973

Wiring Instructions:

Morgan Guaranty Bank
New York, New York
F/A CIBC - New York
#63000480

ABA #021-000-238
Attn:  Credit Operations, Atlanta

THE FUJI BANK LIMITED                    Initial Commitment Amount:  $10,000,000
                                         Initial Credit Percentage:    6.9%
Lending Office (All Types):

Suite 2100
245 Peachtree Center Avenue, N.E.
Atlanta, Georgia  30303-1208
Telecopy Number: (404) 653-2119

Wiring Instructions:

Fuji Bank Limited, New York

ABA #026 009700
Attn:  For Further Credit to Fuji Bank, Atlanta
Acct #725000

SECOND NATIONAL BANK                     Initial Commitment Amount:  $10,000,000
                                         Initial Credit Percentage:    6.9%
Lending Office (All Types):


101 N. Washington Avenue
Saginaw, MI  48607
Telecopy Number: (517) 776-7420

Wiring Instructions:

ABA #072400227
Attn:  K. Egarer

NBD BANK, N.A.                           Initial Commitment Amount:  $10,000,000
                                         Initial Credit Percentage:    6.9%
Lending Office (All Types):


NBD Bank, N.A.
611 Woodward Ave.
Detroit, Michigan  48226
Telecopy Number: (313) 225-2649

Wiring Instructions:

NBD Bank, N.A.
ABA #072000326
Attn:  Commerical Loans Dept.
       Account #2423804 (Principal & Interest Only)
       Any Questions, Contact Debra Leapheart (x3443)

                                                                  EXECUTION COPY





                                CREDIT AGREEMENT


                          Dated as of October 1, 1993


                                  by and among


                 SAVANNAH FOODS & INDUSTRIES, INC., as Borrower

                                      and

                 Each of the Financial Institutions Initially a
                Signatory hereto, together with Those Assignees
                      Pursuant to Section 10.5, as Lenders


                                      and


                 NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION,
                             as Documentation Agent

                               TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS 1

            Section 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
            Section 1.2.  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17
            Section 1.3.  Classes and Types of Loans  . . . . . . . . . . . . . . . . . . .       18


ARTICLE 2.  LOAN FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18

            Section 2.1.  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18
            Section 2.2.  Money Market Loans  . . . . . . . . . . . . . . . . . . . . . . .       18
            Section 2.3.  Borrowings of Revolving Loans . . . . . . . . . . . . . . . . . .       21
            Section 2.4.  Several Obligations . . . . . . . . . . . . . . . . . . . . . . .       22
            Section 2.5.  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       22
            Section 2.6.  Continuation of Loans . . . . . . . . . . . . . . . . . . . . . .       23
            Section 2.7.  Conversion of Loans . . . . . . . . . . . . . . . . . . . . . . .       24
            Section 2.8.  Limitation on Types of Loans  . . . . . . . . . . . . . . . . . .       25
            Section 2.9.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
            Section 2.10. Treatment of Affected Loans . . . . . . . . . . . . . . . . . . .       26
            Section 2.11. Reductions of the Commitments . . . . . . . . . . . . . . . . . .       26
            Section 2.12. Prepayments; Funding Losses . . . . . . . . . . . . . . . . . . .       27
            Section 2.13. Repayment of Loans  . . . . . . . . . . . . . . . . . . . . . . .       27
            Section 2.14. Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
            Section 2.15. Extension of Commitment Termination Date  . . . . . . . . . . . .       28

ARTICLE 3.  ACCEPTANCE FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       29

            Section 3.1.  Acceptance Facility . . . . . . . . . . . . . . . . . . . . . . .       29
            Section 3.2.  Supply of Drafts/Power of Attorney  . . . . . . . . . . . . . . .       31
            Section 3.3.  Discount  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32
            Section 3.4.  Termination of the Acceptance
                                  Commitment  . . . . . . . . . . . . . . . . . . . . . . .       32
            Section 3.5.  Acceptance Obligation . . . . . . . . . . . . . . . . . . . . . .       32
            Section 3.6.  Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . .       32
            Section 3.7.  Non-Prorata Obligations . . . . . . . . . . . . . . . . . . . . .       33

ARTICLE 4.  OTHER LOAN AND PAYMENT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .       34

            Section 4.1.  Interest on Overdue Payments  . . . . . . . . . . . . . . . . . .       34
            Section 4.2.  Computations  . . . . . . . . . . . . . . . . . . . . . . . . . .       34
            Section 4.3.  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       34

            Section 4.4.  Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . .       35
            Section 4.5.  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . .       35
            Section 4.6.  Unused Facility Fee . . . . . . . . . . . . . . . . . . . . . . .       36
            Section 4.7.  Agent's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .       36
            Section 4.8.  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . .       36
            Section 4.9.  U.S. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
            Section 4.10. Agreement Regarding Interest and
                                Charges . . . . . . . . . . . . . . . . . . . . . . . . . .       38
            Section 4.11. Statements of Account . . . . . . . . . . . . . . . . . . . . . .       39
            Section 4.12. Defaulting Lender's Status  . . . . . . . . . . . . . . . . . . .       39
            Section 4.13. Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
            Section 4.14. Maturity Date of Acceptances Past
                                Commitment Termination Date . . . . . . . . . . . . . . . .       40
            Section 4.15. Cash Collateral Accounts  . . . . . . . . . . . . . . . . . . . .       40

ARTICLE 5.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       41

            Section 5.1.  Conditions Precedent to Initial Loans and Acceptances . . . . . .       41
            Section 5.2.  Conditions Precedent to All Loans and Acceptances . . . . . . . .       42

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . .       43

            Section 6.1.  Representations and Warranties  . . . . . . . . . . . . . . . . .       43
            Section 6.2.  Survival of Representations and Warranties, Etc.  . . . . . . . .       47


ARTICLE 7.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       48

            Section 7.1.  Corporate Existence, Etc. . . . . . . . . . . . . . . . . . . . .       48
            Section 7.2.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .       48
            Section 7.3.  Taxes, Claims for Labor and Materials,
                                  Compliance with Laws;
                                  Environmental Compliance  . . . . . . . . . . . . . . . .       48
            Section 7.4.  Maintenance, Etc. . . . . . . . . . . . . . . . . . . . . . . . .       49
            Section 7.5.  Nature of Business  . . . . . . . . . . . . . . . . . . . . . . .       49
            Section 7.6.  Current Ratio . . . . . . . . . . . . . . . . . . . . . . . . . .       49
            Section 7.7.  Consolidated Tangible Net Worth . . . . . . . . . . . . . . . . .       49
            Section 7.8.  Indebtedness Ratios . . . . . . . . . . . . . . . . . . . . . . .       50
            Section 7.9.  Fixed Charges Coverage Ratio  . . . . . . . . . . . . . . . . . .       50
            Section 7.10. Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . .       50
            Section 7.11. Investments . . . . . . . . . . . . . . . . . . . . . . . . . . .       52
            Section 7.12. Mergers, Consolidations and Sales
                                 of Assets  . . . . . . . . . . . . . . . . . . . . . . . .       54
            Section 7.13. Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .       56

            Section 7.14. Designation of Restricted
                                 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .       57
            Section 7.15. Transactions with Affiliates  . . . . . . . . . . . . . . . . . .       57
            Section 7.16. Termination of Pension Plans  . . . . . . . . . . . . . . . . . .       57
            Section 7.17. Reports and Rights of Inspection  . . . . . . . . . . . . . . . .       57


ARTICLE 8.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       61

            Section 8.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . .       61
            Section 8.2.  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64
            Section 8.3.  Rights Cumulative . . . . . . . . . . . . . . . . . . . . . . . .       65

ARTICLE 9.  THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       66

            Section 9.1.  Authorization and Action  . . . . . . . . . . . . . . . . . . . .       66
            Section 9.2.  Agent's Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . .       66
            Section 9.3.  NationsBank as Lender . . . . . . . . . . . . . . . . . . . . . .       67
            Section 9.4.  Lender Credit Decision, Etc.  . . . . . . . . . . . . . . . . . .       67
            Section 9.5.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .       68
            Section 9.6.  Actions by Majority Lenders . . . . . . . . . . . . . . . . . . .       68
            Section 9.7.  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . .       68


ARTICLE 10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       69

            Section 10.1.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       69
            Section 10.2.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
            Section 10.3.  Stamp, Intangible and Recording
                                 Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .       71
            Section 10.4.  Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       71
            Section 10.5.  Assignability  . . . . . . . . . . . . . . . . . . . . . . . . .       71
            Section 10.6.  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . .       72
            Section 10.7.  Nonliability of Agent and Lenders  . . . . . . . . . . . . . . .       73
            Section 10.8.  Information  . . . . . . . . . . . . . . . . . . . . . . . . . .       73
            Section 10.9.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .       73
            Section 10.10. Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74
            Section 10.11. Titles and Captions  . . . . . . . . . . . . . . . . . . . . . .       74
            Section 10.12. Severability of Provisions . . . . . . . . . . . . . . . . . . .       74
            Section 10.13. GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . .       75
            Section 10.14. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .       75

ANNEX I             List of Lenders, Commitments and Lending Offices

SCHEDULE 6.1(b)     Subsidiaries
SCHEDULE 6.1(g)     Indebtedness
SCHEDULE 6.1(h)     Litigation
SCHEDULE 7.5        Description of Business
SCHEDULE 7.17       Liens

EXHIBIT A           Form of Notice of Syndicated Borrowing
EXHIBIT B           Form of Money Market Quote
EXHIBIT C           Form of Notice of Continuation
EXHIBIT D           Form of Notice of Conversion
EXHIBIT E-1         Form of Revolving Note
EXHIBIT E-2         Form of Money Market Note
EXHIBIT F           Form of Power of Attorney
EXHIBIT G           Form of Opinion of Borrower's Counsel

                                SCHEDULE 6.1(b)

                                  Subsidiaries

Section 1.  Restricted Subsidiaries:

                                                                                                     Percentage of
                                                                                                  Voting Stock Owned
                                                                                                    by Borrower and
                                                            Jurisdiction of                            Each Other
                          Name of Subsidiary                 Incorporation                             Subsidiary
                          ------------------                 -------------                             ----------
                      Colonial Sugars, Inc.                    Delaware                                   100
                      Everglades Sugar Refining, Inc.          Florida                                    100
                      Michigan Sugar Co.                       Michigan                                   100
                      Phoenix Packaging, Inc.                  Delaware                                   100
                      Raceland Sugars, Inc.                    Delaware                                   100
                      Savannah Foodservice, Inc.               Delaware                                   100
                      Food Carrier, Inc.                       Georgia                                    100
                      Savannah Investment Co.                  Delaware                                   100
                      Savannah Sugar Ref. Co.                  Georgia                                    100
                      King Packaging Company                   Georgia                                    100


Section 2.  Unrestricted Subsidiaries:

                                                                                                     Percentage of
                                                                                                  Voting Stock Owned
                                                                                                    by Borrower and
                                                            Jurisdiction of                            Each Other
                          Name of Subsidiary                 Incorporation                             Subsidiary
                          ------------------                 -------------                             ----------
                      Biomass Corporation                       Delaware                                 100
                      Chatham Sugar Corp.                       Delaware                                 100
                      South Coast Sugars, Inc.                  Delaware                                 100
                      Sunaid of Florida, Inc.                   Delaware                                 100

                                SCHEDULE 6.1(g)

                                  Indebtedness

                         (To be completed by Borrower)

                                  EXHIBIT E-1

                           [FORM OF SYNDICATED NOTE]


                                PROMISSORY NOTE
                              FOR SYNDICATED LOANS


$_________________                                           __________ __, 1993
                                                                Atlanta, Georgia


         FOR VALUE RECEIVED, SAVANNAH FOODS & INDUSTRIES, INC., a Delaware corporation (the " Company"), hereby promises to pay to _________________ (the "Bank"), for account of its Lending Office provided for by the Credit Agreement to below, the principal sum of ______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date and amount of each Revolving Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Bank.

         This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of October 1, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Savannah Foods & Industries, Inc., each of the financial institutions a party thereto, and NationsBank of Georgia, National Association, as Documentation Agent, and evidences Revolving Loans made by the Bank thereunder. Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.





                                     E-1-1

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

         Except as permitted by Section 10.5 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

         This Note shall be governed by, and construed in accordance with, the law of the State of Georgia.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed under seal by its duly authorized officer as of the day and year first written above.

                                 SAVANNAH FOODS & INDUSTRIES, INC.



                                 By:
                                    ------------------------------------------
                                   Title:
                                         -------------------------------------


                                 Attest:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------


                                 [CORPORATE SEAL]






                                     E-1-2

                                   EXHIBIT A

                    [FORM OF NOTICE OF SYNDICATED BORROWING]


                                     [Date]

NationsBank of Georgia, National
  Association
600 Peachtree Street
Atlanta, Georgia  30308
Attention: Ms. Jan Serafen

Wachovia Bank of Georgia                    Trust Company Bank
191 Peachtree Street, NE                    One Park Place, NE
Atlanta, Georgia  30303-1757                Atlanta, Georgia  30303
Attention:  Mr. Stephen F. Blake            Attention:  Mr. John K. Shoffner

Canadian Imperial Bank of                   The Fuji Bank, Limited
 Commerce                                   245 Peachtree Center Avenue, NE
2727 Paces Ferry Road                       Atlanta, Georgia  30303-1208
Suite 1200                                  Attention:  Mr. Scott L. Keller
Atlanta, Georgia  30339
Attention:  Ms. Kelly Cannon

Second National Bank                        NBD Bank, N.A.
101 N. Washington Avenue                    611 Woodward Avenue
Saginaw, Michigan  48607                    Detroit, Michigan  48226
Attention:  Ms. Joyce M.                    Attention:  Mr. John C. Otteson
 Van Ochten


Re:      Notice of Syndicated Borrowing

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of October 1, 1993 (the "Credit Agreement"; capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement) between Savannah Foods & Industries, Inc. (the





                                     A-1

"Borrower"), each of the financial institutions a party thereto, and NationsBank of Georgia, National Association, as Documentation Agent.

         Pursuant to Section 2.3 of the Credit Agreement, the Borrower hereby requests a Revolving Loan as follows:

                                                              Interest
Borrowing Date             Amount(1)          Type(2)         Period(3)
- --------------             ------             ----            ------



         The following Loans are currently outstanding under the Credit
Agreement:

                    Amount                               Lender
                    ------                               ------




         The Borrower hereby represents and warrants that as of the date of the Loan requested hereby and after giving effect thereto:

         (i) no Default or Event of Default shall have occurred and be continuing;

        (ii) the representations and warranties made or deemed made by the Borrower in the Credit Agreement and the other Loan Documents to which it is a party, shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder;





____________________

     1 Each amount must be $1,000,000 or a larger multiple of $100,000.

     2    Insert  either "Base Rate  Loan"  or  "Eurodollar Rate
          Loan".

     3    One, two, three or six months,  if a Eurodollar  Rate
          Loan; N/A, if a Base Rate Loan.



                                      A-2

       (iii) no change that is material and adverse has occurred in the operations or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries taken as a whole since the Effective Date; and

        (iv) the proposed Borrowing requested hereby satisfies all limitations set forth in the Credit Agreement.


                                          SAVANNAH FOODS & INDUSTRIES, INC.



                                          By:
                                             -----------------------------
                                               Title:






                                      A-3

                                   EXHIBIT B

                          [FORM OF MONEY MARKET QUOTE]


                                     [Date]





Savannah Foods & Industries, Inc.
Two East Bryan
Savannah, Georgia 31402
Attention: Treasurer


           Re:  Money Market Quote to Savannah Foods & Industries, Inc.

Ladies and Gentlemen:

           Reference is made to that certain Credit Agreement dated as of October 1, 1993 (the "Credit Agreement"; capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement) between Savannah Foods & Industries, Inc. (the "Borrower"), each of the financial institutions a party thereto, and NationsBank of Georgia, National Association, as Documentation Agent.

           This Money Market Quote is given in accordance with Section 2.2(c) of the Credit Agreement. In response to the Borrower' s request dated __________ __, 199_, the undersigned hereby makes the following Money Market Quote(s) on the following terms:

1.   Quoting Bank:

2.   Person to contact at Quoting Bank:

3. The undersigned hereby offers to make [a] Money Market Loan[s] in the following Interest Period[s] and at the following rate[s]:

           Borrowing Date     Amount(1)  Type(2) Interest Period(3)  Rate(4)
           --------------     ------     -----   ---------------     ----













____________________

       1 The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $1,000,000 or a larger multiple of $100,000.

       2             Indicate "Eurodollar Rate Market Loan" or Absolute
                     Interest Rate Loan".

       3 One, two, three or six months, in the case of a Eurodollar Rate Market Loan, or, in the case of an Absolute Interest Rate Loan, a period of up to 180 days after the making of such Absolute Interest Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

       4 For a Eurodollar Rate Market Loan, specify margin over or below the applicable Eurodollar Rate determined for the applicable interest Period. Specify percentage (rounded to the nearest 1/10 of 1%) and specify whether "PLUS" or "MINUS". For an Absolute Interest Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10 of 1%).

           The undersigned understands and agrees that the offer[s] set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] it to make the Money Market Loan[s] for which any offer[s] [is/are] accepted, in whole or in part (subject to the fourth sentence of Section 2.2(d) of the Credit Agreement).

                                   Very truly yours,

                                   [NAME OF BANK]



                                   By:
                                      --------------------------------
                                      Authorized Officer

                                   Dated:

                                   EXHIBIT C

                        [FORM OF NOTICE OF CONTINUATION]

                                     [Date]


NationsBank of Georgia,
 National Association, as
 Reference Bank
600 Peachtree Street
Atlanta, Georgia  30308
 Attention: Ms. Jan Serafen

Wachovia Bank of Georgia                 Trust Company Bank
191 Peachtree Street, NE                 One Park Place, NE
Atlanta, Georgia  30303-1757             Atlanta, Georgia  30303
Attention:  Mr. Stephen F. Blake         Attention:  Mr. John K. Shoffner

Canadian Imperial Bank of                The Fuji Bank, Limited
 Commerce                                245 Peachtree Center Avenue, NE
2727 Paces Ferry Road                    Atlanta, Georgia  30303-1208
Suite 1200                               Attention:  Mr. Scott L. Keller
Atlanta, Georgia  30339
Attention:  Ms. Kelly Cannon

Second National Bank                     NBD Bank, N.A.
101 N. Washington Avenue                 611 Woodward Avenue
Saginaw, Michigan  48607                 Detroit, Michigan  48226
Attention:  Ms. Joyce M.                 Attention:  Mr. John C. Otteson
                Van Ochten


         Re:     Notice of Continuation

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of October 1, 1993 (the "Credit Agreement"; capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement) between Savannah Foods & Industries, Inc. (the "Borrower"), each of the financial institutions a party thereto, and NationsBank of Georgia, National Association, as Documentation Agent.

         Pursuant to Section 2.6 of the Credit Agreement, the Borrower hereby requests the Continuation of Eurodollar Rate Loans as

                                                        Type
           Continuation                               Continued      Interest
               Date(1)          Amount(2)              From(3)       Period(4)
               ----             ------                 ----          ------



         The Borrower hereby represents and warrants that as of the date of the Continuation requested hereby and after giving effect thereto:

     (i) no Default or Event of Default shall have occurred and be continuing;

     (ii) the representations and warranties made or deemed made by the Borrower in the Credit Agreement and the other Loan Documents to which it is a party, shall be true and correct on and as of the date of such Continuation with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder;

   (iii) no change that is material and adverse has occurred in the operations or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries taken as a whole since the Effective Date; and





____________________

     1 Must be the last day of the Interest Period for the Loan to be Continued.

     2 Each amount must be $1,000,000 or a larger multiple of $100,000. Partial Continuations may not result in aggregate Eurodollar Loans for any Interest Period of other than $1,000,000 or a larger multiple of $100,000.

     3    Identify Type of Loan being Continued.

     4    One, two, three or six months.

     (iv) the proposed Continuation requested hereby satisfies all limitations set forth in the Credit Agreement.

                                 SAVANNAH FOODS & INDUSTRIES, INC.


                                 By:
                                    ------------------------------
                                    Title:

                                   EXHIBIT D

                         [FORM OF NOTICE OF CONVERSION]


                                     [Date]


NationsBank of Georgia, National
  Association, as Reference Bank
600 Peachtree Street
Atlanta, Georgia  30308
Attention: Ms. Jan Serafen

Wachovia Bank of Georgia                   Trust Company Bank
191 Peachtree Street, NE                   One Park Place, NE
Atlanta, Georgia  30303-1757               Atlanta, Georgia  30303
Attention:  Mr. Stephen F. Blake           Attention:  Mr. John K. Shoffner

Canadian Imperial Bank of                  The Fuji Bank, Limited
 Commerce                                  245 Peachtree Center Avenue, NE
2727 Paces Ferry Road                      Atlanta, Georgia  30303-1208
Suite 1200                                 Attention:  Mr. Scott L. Keller
Atlanta, Georgia  30339
Attention:  Ms. Kelly Cannon

Second National Bank                       NBD Bank, N.A.
101 N. Washington Avenue                   611 Woodward Avenue
Saginaw, Michigan  48607                   Detroit, Michigan  48226
Attention:  Ms. Joyce M.                   Attention:  Mr. John C. Otteson
            Van Ochten


         Re:     Notice of Conversion

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of October 1, 1993 (the "Credit Agreement"; capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement) between Savannah Foods & Industries, Inc. (the "Borrower"), each of the financial institutions a party thereto, and NationsBank of Georgia,

National Association, as Documentation Agent.

         Pursuant to Section 2.7 of the Credit Agreement, the Borrower hereby requests the Conversion of Loans as follows:

Conversion Date(1)      Amount(2)      Type Converted From(3)    Type Converted To(4)   Interest Period(5)
- ------------------      ---------      ----------------------    --------------------   ------------------



         The Borrower hereby represents and warrants that a as of the date of the Conversion requested hereby and after giving effect thereto:

      (i) no Default or Event of Default shall have occurred and be continuing;

     (ii) the representations and warranties made or deemed made by the Borrower in the Credit Agreement and the other Loan Documents to which it is a party, shall be true and correct on and as of the date of such Conversion with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder;





__________________________________

   1 If a Conversion from a Eurodollar Rate Loan to a Base Rate Loan, must be the last day of the Interest period for such Eurodollar Rate Loan.

   2   Each amount must be $1,000,000 or a larger multiple of $100,000.
       Partial Conversions from Eurodollar Rate Loans to Base Rate Loans may not result in aggregate Eurodollar Rate Loans for any Interest Period of other than $1,000,000 or a multiple of $1,000,000.

   3   Identify Type of Loan being Converted.

   4   Insert either "Base Rate Loan" or "Eurodollar Rate Loan".

   5 One, two, three or six months, if a Eurodollar Rate Loan; N/A, if a Base Rate Loan.

    (iii) no change that is material and adverse has occurred in the operations or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries taken as a whole since the Effective Date; and

     (iv) the proposed Continuation requested hereby satisfies all limitations set forth in the Credit Agreement.


                                    SAVANNAH FOODS & INDUSTRIES, INC.



                                    By:
                                       ---------------------------------------
                                       Title:
                                             ---------------------------------

                                  EXHIBIT E-1

                                PROMISSORY NOTE

                             FOR MONEY MARKET LOANS



$_______________                                            ____________________
                                                                Atlanta, Georgia


        FOR VALUE RECEIVED, SAVANNAH FOODS & INDUSTRIES, INC., a Delaware corporation (the " Company"), hereby promises to pay to Wachovia Bank of Georgia, 191 Peachtree Street, NE, Atlanta, Georgia 30303-1757, Attention: Mr. Stephen F. Blake (the "Bank"), for account of its Lending Office provided for by the Credit Agreement referred to below, the principal sum of ________________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date and amount of each Revolving Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Bank.

         This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of September __, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Savannah Foods & Industries, Inc., each of the financial institutions a party thereto, and NationsBank of Georgia, National Association, as Documentation Agent, and evidences Revolving Loans made by the Bank thereunder. Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.





                                     E-1-1

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

         Except as permitted by Section 10.5 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

         This Note shall be governed by, and construed in accordance with, the law of the State of Georgia.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed under seal by its duly authorized officer as of the day and year first written above.


                                              SAVANNAH FOODS & INDUSTRIES, INC.



                                              By:
                                                 ------------------------------
                                                 Title:





                                     E-1-2

                          SCHEDULE OF SYNDICATED LOANS

         This Note evidences Revolving Loans made under the within described Credit Agreement to Savannah Foods & Industries, Inc., on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

                         Principal             Amount              Unpaid
                                               ------              ------
    Date of Loan      Amount of Loan      Paid or Prepaid     Principal Amount       Notation Made By
    ------------      --------------      ---------------     ----------------       ----------------





                                     E-1-3

                                  EXHIBIT E-2

                          [FORM OF MONEY MARKET NOTE]


                                PROMISSORY NOTE
                             FOR MONEY MARKET LOANS



$_________________                                           __________ __, 1993
                                                                Atlanta, Georgia


        FOR VALUE RECEIVED, SAVANNAH FOODS & INDUSTRIES, INC., a Delaware corporation (the " Company"), hereby promises to pay to _______________ (the "Bank"), for account of its Lending Office provided for by the Credit Agreement referred to below, the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Company under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

        The date, amount, Type, interest rate and maturity date of each Money Market Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Money Market Loans made by the Bank.

         This Note is one of the Money Market Notes referred to in the Credit Agreement dated as of October 1, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Savannah Foods & Industries, Inc., each of the financial institutions a party thereto, and NationsBank of Georgia, National Association, as Documentation Agent, and evidences Money Market Loans made by the Bank thereunder. Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.





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                                      156

        The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Money Market Loans upon the terms and conditions specified therein.

         Except as permitted by Section 10.5 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

        This Note shall be governed by, and construed in accordance with, the law of the State of Georgia.

        IN WITNESS WHEREOF, the undersigned has caused this Note to be executed under seal by its duly authorized officer as of the day and year first written above.

                                  SAVANNAH FOODS & INDUSTRIES, INC.



                                  By:
                                    ------------------------------------------
                                   Title:
                                         -------------------------------------



                                  Attest:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                         [CORPORATE SEAL]







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                                      157

                                   EXHIBIT F


                      [FORM OF LIMITED POWER OF ATTORNEY]


        This Limited Power of Attorney executed this 1st day of October, 1993 by SAVANNAH FOODS & INDUSTRIES, INC. (Obligor") in favor of _______________ ("Lender") in connection with that certain Credit Agreement dated as of October 1, 1993 (the "Credit Agreement") by and between Obligor and Lender, NationsBank of Georgia, National Association, as Documentation Agent, and certain other financial institutions a party thereto.

        1. In accordance with the Credit Agreement, Obligor hereby makes, constitutes and appoints Lender, acting through any of its officers or agents, as its true and lawful aget and attorney-in-fact, with full authority in place of Obligor and in the name of Obligor from time to time to execute and sign drafts for and on behalf of Obligor and to request extensions and acceptance of the drafts by telephone from Obligo as weell as to execute any other instruments which Lender may deem necessary or advisable to accomplish the purposes of this Limited Power of Attorney and the Credit Agreement.

        2. Obligor agrees that this Power of Attorney may only be revoked in writing ande any such revocation shall not be effective with respect to Lender or any other person, institution or organization until Lender or such person, institution or organization has received written notice of such revocation.

        IN WITNESS WHEREOF, the undersigned has hereunto set its hand and seal.

Signed sealed and delivered                SAVANNAH FOODS &
in the presence of:                        INDUSTRIES, INC.



                                          By:
- -------------------------------              ------------------------------
Unofficial Witness                        Title:
                                                ---------------------------



- -------------------------------
Unofficial Witness





                                      F-1


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



                                   EXHIBIT G

                    [FORM OF OPINION OF BORROWER'S COUNSEL]



                    [Letterhead of Miller, Simpson & Tatum]





                                 [Closing Date]





NationsBank of Georgia,
 National Association,
 as Documentation Agent
600 Peachtree Street
Atlanta, Georgia  30308

Each Lender a party to
the Credit Agreement
described below


Ladies and Gentlemen:

         We have acted as counsel to Savannah Foods & Industries, Inc., a Delaware corporation (the "Borrower") and the Subsidiaries in connection with that certain Credit Agreement dated as of October 1, 1993 (the "Credit Agreement"; terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement) by and among the Borrower, the financial institutions from time to time parties thereto (the "Lenders") and NationsBank of Georgia, National Association, as Documentation Agent (the "Agent"), and the other Loan Documents to which the Borrower is a party. This opinion is being furnished to you at the direction of the Loan Parties pursuant to Section 5.1 of the Credit Agreement.

         For the purpose of giving this opinion, we have examined executed copies of the Credit Agreement, the other Loan Documents, the certificate of incorporation and bylaws of the Borrower, and such other documents and records, and have made such inquiries, as we have considered necessary or appropriate to provide a basis for the opinions expressed herein.

         We have assumed the genuineness of all signatures (other than those of the Borrower) and the authenticity of all documents submitted to us as originals, and the conformity to the authentic originals of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that:

         1. The Borrower is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware. The Borrower has the power and authority to own its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business and in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         2. Each Subsidiary is a corporation, duly formed, validly existing and in good standing under the laws of the state of its incorporation. Each Subsidiary has the power and authority to own its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business and in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         3. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform the Loan Documents to which it is a party in accordance with their respective terms. The officers of the Borrower executing the Loan Documents on behalf of the Borrower are duly and fully authorized to execute the same.

         4. Each Loan Document has been duly authorized, executed and delivered by the Borrower and each constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights and by general principles of equity (regardless of whether considered in a proceeding in equity or in law).

         5. The execution, delivery and performance of each Loan Document by the Borrower in accordance with their respective terms, and the borrowings under the Credit Agreement by the Borrower, do not and will not, by the passage of time, the giving of notice or otherwise: (a) require any Governmental Approval or violate any Applicable Law relating to the Borrower; (b) conflict with, result in a breach of, or constitute a default under, the certificate of incorporation or the bylaws of the Borrower, or to the best of our knowledge after due inquiry, any contract, indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its respective properties may be bound; or (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than in favor of the Agent.

         6. The Borrower is not in default under its certificate of incorporation or its bylaws, and no event has occurred, which has not been remedied, cured or waived: (a) which constitutes a Default or an Event of Default or (b) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by the Borrower any material agreement (other than the Credit Agreement) or judgment, decree or order to which the Borrower is a party or by which the Borrower or any of its properties may be bound.

         7. Except as specified on Schedule 6.1(h) to the Credit Agreement, there are no actions, suits or proceedings pending against or in any other way relating adversely to or affecting the Borrower or any of its respective properties in any court or before any arbitrator of any kind or before or by any governmental body.


                                     Very truly yours,

                                     MILLER, SIMPSON & TATUM



                                     By:
                                        --------------------------------
                                        A Partner






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                                      161